UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to Section 240.14a-12

JOHN WILEY & SONS, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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Matthew S. Kissner
Interim CEO & Chairman of the Board

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August 18, 2017

To Our Shareholders:

We cordially invite you to attend the 2017 Annual Meeting of Shareholders of John Wiley & Sons, Inc., to be held on Thursday, September 28, 2017, at 8:00 A.M. EDT. We are also hosting our Annual Meeting online to make it easier for our shareholders to attend. The Annual Meeting will be simulcast online at www.virtualshareholdermeeting.com/JWA2017. Details of access to the webcast are provided in the Notice of Meeting. For shareholders who wish to attend the meeting in person, accommodations will be available at the Company’s headquarters, 111 River Street, Hoboken, New Jersey. The official Notice of Meeting, Proxy Statement, and separate forms of proxy for Class A and Class B shareholders are enclosed with this letter. The matters listed in the Notice of Meeting are described in the Proxy Statement.

The Board of Directors welcomes and appreciates the interest of all our shareholders in the Company’s affairs, and encourages those entitled to vote at this Annual Meeting to take the time to do so. We hope you will attend the meeting, but whether or not you expect to be present, please vote your shares, either by signing, dating, and promptly returning the proxy card (or, if you own two classes of shares, both proxy cards) in the accompanying postage-paid envelope, by telephone using the toll-free telephone number printed on the proxy card, or via the Internet using the instructions printed on the proxy card. This will ensure that your shares are represented at the meeting. Even if you execute this proxy, vote by telephone, or vote via the Internet, you may revoke your proxy at any time before it is exercised by giving written notice of revocation to the Corporate Secretary of the Company, by executing and delivering a later-dated proxy (either in writing, by telephone, or via the Internet), or by voting in person or online at the Annual Meeting. If you attend the meeting, you will be able to vote in person if you wish to do so, even if you previously returned your proxy card, voted by telephone, or voted via the Internet prior to the Annual Meeting.

Your vote is important to us, and we appreciate your prompt attention to this matter.

Sincerely,

Interim CEO & Chairman of the Board

111 River Street, Hoboken, NJ 07030-5774, U.S.
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www.wiley.com

Joanna Jia
Corporate Secretary

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Notice of Annual Meeting of Shareholders
to be held September 28, 2017

To Our Shareholders:

The Annual Meeting of Shareholders of John Wiley & Sons, Inc. will be held online at www.virtualshareholdermeeting.com/JWA2017. For shareholders who wish to attend the meeting in person, accommodations will be available at the Company’s headquarters, 111 River Street, Hoboken, New Jersey. The Annual Meeting will be held on Thursday, September 28, 2017 at 8:00 A.M. EDT, for the following purposes:

1.	To elect a board of eleven (11) directors, of whom four (4) are to be elected by the holders of Class A Common Stock voting as a class and seven (7) are to be elected by the holders of Class B Common Stock voting as a class;

2.	To ratify the appointment by the Board of Directors of the Company’s independent public accountants for the fiscal year ending April 30, 2018;

3.	To hold an advisory vote to approve named executive officer compensation;

4.	To hold an advisory vote on the frequency of named executive officer compensation vote; and

5.	To transact such other business as may properly come before the meeting or any adjournments thereof.

Shareholders of record at the close of business on August 4, 2017 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. Attendance at the Annual Meeting will be limited to shareholders as of the record date. Each shareholder will need to provide an admission ticket or proof of ownership of the Company’s stock and valid picture identification for admission to the meeting. Admission procedures are described further on page 1 of the Proxy Statement.

111 River Street, Hoboken, NJ 07030-5774, U.S.
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www.wiley.com

Please vote by proxy in one of these ways:

●	Use the toll-free telephone number shown on your proxy card or voting instructions form (if you receive proxy materials from a broker or bank);

●	Visit the Internet website at www.proxyvote.com; or

●	Sign, date and promptly return your proxy card in the postage-prepaid envelope provided.

By Order of the Board of Directors

Joanna Jia
Corporate Secretary
August 18, 2017
Hoboken, New Jersey

Your vote is important to us. Whether or not you plan to be present at the Annual Meeting, please vote your proxy either via the Internet, by telephone, or by mail. Signing and returning the proxy card, voting via the Internet or by telephone does not affect your right to vote in person or online, if you attend the Annual Meeting.

111 River Street, Hoboken, NJ 07030-5774, U.S.
T + 1 201 748 6000
F + 1 201 748 5800
www.wiley.com

PROXY STATEMENT

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of John Wiley & Sons, Inc. (the “Company” or “Wiley”) of proxies to be used at the Annual Meeting of Shareholders to be held on September 28, 2017 at the time and place set forth in the accompanying Notice of Meeting and at any and all adjournments thereof. This Proxy Statement and accompanying forms of proxy relating to each class of Common Stock, together with the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2017 (“Fiscal 2017”), are first being sent or given to shareholders on or about August 18, 2017.

The executive offices of the Company are at 111 River Street, Hoboken, New Jersey 07030-5774.

Attending the Annual Meeting

Attendance at the Annual Meeting is limited to shareholders as of August 4, 2017, the record date. You will need to provide proof of ownership to enter the Annual Meeting. If your shares are held beneficially in the name of a bank, broker or other holder of record, you must present proof, such as a bank or brokerage account statement, of your ownership of common stock as of August 4, 2017, to be admitted to the Annual Meeting. For holders of record, please bring either the admission ticket attached to your proxy card or your Notice of Internet Availability of Proxy Materials. At the Annual Meeting, representatives of the Company will confirm your shareholder status. Shareholders must also present a form of photo identification such as a driver’s license or passport to be admitted to the Annual Meeting. No cameras, recording equipment, electronic devices, bags, briefcases, packages or similar items will be permitted at the Annual Meeting.

Important Notice Regarding the Availability of Proxy Materials for the
Annual Meeting of Shareholders to be held on September 28, 2017

This year we are again using the “Notice and Access” system adopted by the U.S. Securities and Exchange Commission (the “SEC”) relating to the delivery of proxy materials over the Internet. As a result, we mailed you a notice about the Internet availability of the proxy materials instead of paper copies. Shareholders will have the ability to access the proxy materials over the Internet and to request a paper copy of the materials by mail, by e-mail or by telephone. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found on the Notice of Meeting. We believe that the Notice and Access rules will allow us to use Internet technology that many shareholders prefer, assure more prompt delivery of the proxy materials, lower our cost of printing and delivering the proxy materials, and minimize the environmental impact of printing paper copies.

The Proxy Statement and the Annual Report on Form 10-K are available at www.proxyvote.com.

Table of Contents

VOTING SECURITIES, RECORD DATE, PRINCIPAL HOLDERS		pg. 3

PROPOSALS ON WHICH YOU MAY VOTE		pg. 5

Proposal 1. Election of Directors’ Nominees for the Board of Directors		pg. 5

➢	Process for Identifying and Evaluating Nominees for Director	pg. 5

➢	Director Qualifications	pg. 5

➢	Election of Directors	pg. 6

Proposal 2. Ratification of KPMG as Independent Accounting Firm		pg. 11

Proposal 3. Advisory Vote on Approval of Named Executive Officer Compensation		pg. 12

Proposal 4. Advisory Vote on Frequency of Executive Compensation Vote		pg. 13

GOVERNANCE OF THE COMPANY AND BOARD STRUCTURE		pg. 14

➢	Board of Directors and Corporate Governance	pg. 14

➢	Committees of the Board of Directors and Certain Other Information Concerning the Board	pg. 15

➢	Board and Committee Oversight of Risk	pg. 17

➢	How Do We Address Risk in Our Compensation Program?	pg. 17

➢	Transactions with Related Persons	pg. 18

➢	Corporate Governance Principles	pg. 19

➢	Beneficial Ownership of Directors and Management	pg. 21

➢	Section 16(a) Beneficial Ownership Reporting Compliance	pg. 23

REPORT OF THE AUDIT COMMITTEE		pg. 23

➢	Fees of Independent Auditor	pg. 23

EXECUTIVE COMPENSATION		pg. 25

➢	Report of the Compensation Committee	pg. 25

➢	Compensation Committee Interlocks and Insider Participation	pg. 25

➢	Performance Graph	pg. 25

➢	Fiscal 2017 Compensation Discussion and Analysis	pg. 26

DIRECTORS’ COMPENSATION		pg. 51

➢	Directors’ Compensation Fiscal 2017	pg. 51

OTHER MATTERS		pg. 53

➢	Manner and Expenses of Solicitation	pg. 53

➢	Electronic Delivery of Materials	pg. 54

➢	Deadline for Submission of Shareholder Proposals	pg. 54

VOTING SECURITIES, RECORD DATE, PRINCIPAL HOLDERS

At the close of business on August 4, 2017, there were 47,917,413 shares of Class A Common Stock, par value $1.00 per share (the “Class A Stock”), and 9,167,393 shares of Class B Common Stock, par value $1.00 per share (the “Class B Stock”), issued and outstanding and entitled to vote. Only shareholders of record at the close of business on August 4, 2017 are entitled to vote at the Annual Meeting of Shareholders on the matters that come before the Annual Meeting.

The holders of Class A Stock, voting as a class, are entitled to elect four (4) directors, and the holders of Class B Stock, voting as a class, are entitled to elect seven (7) directors. Each outstanding share of Class A Stock and Class B Stock is entitled to one vote for each Class A or Class B director, respectively. The presence in person or by proxy of a majority of the outstanding shares of Class A Stock or Class B Stock entitled to vote for directors designated as Class A or Class B directors, as the case may be, will constitute a quorum for the purpose of voting to elect that class of directors. All elections shall be determined by a plurality of the class of shares voting thereon. Only shares that are voted in favor of a particular nominee will be counted toward such nominee’s achievement of a plurality. Shares present at the meeting that are not voted for a particular nominee or shares present by proxy where the shareholder properly withheld authority to vote for such nominee will not be counted toward such nominee’s achievement of a plurality.

The holders of the Class A Stock and Class B Stock vote together as a single class on all other business that properly comes before the Annual Meeting, with each outstanding share of Class A Stock entitled to one-tenth (1/10) of one vote and each outstanding share of Class B Stock entitled to one vote.

Proposals 2, 3 and 4 require approval by a majority of votes cast at the Annual Meeting. Abstentions and broker non-votes are not counted in determining the votes cast for “non-routine” matters, but do have the effect of reducing the number of affirmative votes required to achieve a majority for such matters by reducing the total number of shares from which the majority is calculated.

If you are a beneficial shareholder and your broker holds your shares in its name, the broker is permitted to vote your shares on proposal 2 even if the broker does not receive voting instructions from you as the proposal is considered a “routine matter.”

The following table and footnotes set forth, at the close of business on August 4, 2017, information concerning each person of record, or known to the Company to own beneficially, or who might be deemed to own, 5% or more of its outstanding shares of Class A Stock or Class B Stock. The percentage of ownership is calculated based on 47,917,413 outstanding shares of Class A Stock and 9,167,393 outstanding shares of Class B Stock on August 4, 2017. The table below was prepared from the records of the Company and from information furnished to it. The percent of total voting power reflected below represents the voting power on all matters other than the election of directors, as described above.

Security Ownership of Certain Beneficial Owners

Name and Address	Title Of Class	Amount And Nature Of Beneficial Ownership	Percent Of Class	Percentage Of Voting Power

E.P. Hamilton Trusts, LLC(1)	A	462,338	0.96%	0.33%
965 Mission Street	B	8,125,536	88.64%	58.21%
San Francisco, CA

Deborah E. Wiley(2)(3)(4)	A	1,253,434	2.62%	0.90%
111 River Street	B	18,643	0.20%	0.13%
Hoboken, NJ

Peter Booth Wiley(2)(3)(4)	A	1,227,178	2.56%	0.88%
111 River Street	B	18,642	0.20%	0.13%
Hoboken, NJ

Name and Address	Title Of Class	Amount And Nature Of Beneficial Ownership	Percent Of Class	Percentage Of Voting Power
Bradford Wiley II(2)(3)(4)	A	946,952	1.98%	0.68%
111 River Street	B	12,240	0.13%	0.09%
Hoboken, NJ

Franklin Advisory Services LLC (5)	A	5,016,505	10.47%	3.59%
55 Challenger Road 5th floor
Ridgefield Park, NJ 07660-2107

The Vanguard Group, Inc. (5)	A	4,286,630	8.95%	3.07%
100 Vanguard Boulevard V 26
Malvern, PA 19355-2331

SSgA Funds Management, Inc. (5)	A	2,852,272	5.95%	2.04%
State Street Financial Center 1 Lincoln Street
Boston, MA 02111-2901

BlackRock Fund Advisors (5)	A	3,396,598	7.09%	2.43%
400 Howard Street
San Francisco, CA 94105-2618

Champlain Investment Partners LLC (5)	A	3,154,365	6.58%	2.26%
180 Battery Street, Suite 400
Burlington, VT 05401-5334

(1)	Bradford Wiley II, Deborah E. Wiley and Peter Booth Wiley, as members of the E.P. Hamilton Trusts, LLC established for the purpose of investing in, owning and managing securities of John Wiley & Sons, Inc., share investment and voting power. Bradford Wiley II, Deborah E. Wiley and Peter Booth Wiley as members of the E.P. Hamilton Trusts LLC, share voting and investment power with respect to 462,338 shares of Class A Stock and 8,125,536 shares of Class B Stock.

(2)	Bradford Wiley II, Deborah E. Wiley and Peter Booth Wiley, as co-trustees, share voting and investment power with respect to 55,072 shares of Class A Stock and 36,720 shares of Class B Stock under the Trust of Esther B. Wiley. For purposes of this table, each is shown as the owner of one-third of such shares.

(3)	Includes 400,000 shares of indirectly owned Class A Common Stock representing a membership interest in WG6 LLC.

(4)	Bradford Wiley II, Deborah E. Wiley and Peter Booth Wiley, as general partners of a limited partnership, share voting and investment power with respect to 301,645 shares of Class A Stock. For purposes of this table, each is shown as the owner of one-third of such shares.

(5)	Based on filings with the Securities and Exchange Commission, including filings as March 31, 2017 pursuant to Rule 13f-1 of the Securities Exchange Act of 1934, and other information deemed reliable by the Company.

PROPOSALS ON WHICH YOU MAY VOTE

Proposal 1. Election of Directors’ Nominees for the Board of Directors

Process for Identifying and Evaluating Nominees for Director

The Board annually recommends the slate of director nominees for election by the shareholders at the Annual Meeting and is responsible for filling vacancies on the Board at any time during the year. The Governance Committee has a process to identify and review qualified individuals to stand for election, regardless of whether the current directors, a search firm or shareholders recommend the potential nominee. The Governance Committee has the authority to independently engage the services of a third-party search firm or other consultant to assist in identifying and screening potential director nominees, and has engaged a third-party search firm to do so. The full Board reviews and has final approval on all potential director nominees being recommended to the shareholders for election to the Board.

The Board and the Governance Committee consider, at a minimum, the following factors in recommending potential new Board members or the continued service of existing members:

(1) The Board seeks qualified individuals who, taken together, represent the required diversity of skills, backgrounds and experience for the Board taken as a whole; (2) A director should have the required expertise and experience, should have a proven record of professional success and leadership and should be able to offer advice and guidance to the Company; (3) A director should possess the highest personal and professional ethics, integrity and values; must be inquisitive and objective and have the ability to exercise practical and sound business judgment; (4) A director should have the ability to work effectively with others; (5) Assuming that a potential director nominee possesses the required skills, background and experience, the Board also considers ethnic and gender diversity (it should be noted that of the eleven director nominees standing for election, three are female and two are minorities); (6) A majority of directors should be independent; and (7) A director retires from the Board at the annual meeting following his or her 70th birthday, unless an exception is approved by the Board.

Director Qualifications

The Company’s Board has identified the following skill sets that are most important to the successful implementation of the Company’s long-range strategic plan: industry experience; strategic planning/business development/managerial experience; financial literacy or expertise; marketing experience; general operations/manufacturing experience; international experience; information technology experience; government relations/regulatory agency experience; and management development and compensation experience. Information about each director nominee’s specific experience, qualifications and skills can be found in the biographical information below.

There are eleven (11) nominees for election this year. Detailed information on each nominee is provided on pages 6 to 10. Except when the Board fills a vacancy occurring during the year preceding the next Annual Meeting of Shareholders, all directors are elected annually and serve a one-year term until the next Annual Meeting.

Eleven (11) directors are to be elected to hold office until the next Annual Meeting of Shareholders, or until their successors are elected and qualified. Unless contrary instructions are indicated or the proxy is previously revoked, it is the intention of management to vote proxies received for the election of the persons named below as directors. Directors of each class are elected by a plurality of votes cast by that class. If you do not wish your shares to be voted for particular nominees, please so indicate in the space provided on the proxy card, or follow the directions given by the telephone voting service or the Internet voting site. The holders of Class A Stock are entitled to elect 30% of the entire Board and if 30% of the authorized number of directors is not a whole number, the holders of Class A Stock are entitled to elect the nearest higher whole number of directors that is at least 30% of such membership. As a consequence, four (4) directors will be elected by the holders of Class A Stock. The holders of Class B Stock are entitled to elect seven (7) directors.

All of the nominees are currently directors of the Company and were elected to their present terms of office at the Annual Meeting of Shareholders held in September 2016, except David C. Dobson who was elected to the Board effective March 22, 2017, to fill the vacancy created by the resignation of Eduardo Menascé. The Company’s By-Laws provide for mandatory retirement of directors at age 70, but gives the Board discretion to nominate for election a candidate who, by reason of having attained age 70, would otherwise not be qualified to serve if the Board deems that special circumstances justify such action.

Matthew S. Kissner and Gary M. Rinck have agreed to represent shareholders submitting proper proxies by mail, via the Internet, or by telephone, and to vote for the election of the nominees listed herein, unless otherwise directed by the authority granted or withheld on the proxy cards, by telephone or via the Internet. Although the Board has no reason to believe that any of the persons named below as nominees will be unable or decline to serve, if any such person is unable or declines to serve, the persons named above may vote for another person at their discretion.

Election of Directors

Directors to be Elected by Class A Shareholders and Their Qualifications

George Bell, a director since 2014, has been affiliated with General Catalyst Partners, a venture capital and private equity firm, as a Managing Director and then an Executive in Residence, from 2006 to 2016. Mr. Bell is a 30-year veteran of creating and growing consumer-facing and software businesses. From October 2010 to November 2013, he was President and CEO of Jumptap, a General Catalyst portfolio company, which sold to Millennial Media (NYSE: MM). Mr. Bell was also President and CEO of Upromise 2001-2006, sold to Sallie Mae; former chairman and CEO of Excite and Excite@Home 1996-2001; founder of The Outdoor Life Network (now NBC Sports Network); former senior vice president of Times Mirror Magazines, overseeing titles such as SKI and Field & Stream; recipient of the Ernst & Young Entrepreneur of the Year Award for California and New England; four-time Emmy Award-winning producer and writer of documentaries on adventure, wildlife, and vanishing cultures. Mr. Bell is on the board of several technology-enabled private companies, and has served on the board of Angie's List (NYSE: ANGI) since March 2016. Age 60.

Mr. Bell’s qualifications for service on the Company’s Board include: (i) more than 30 years of entrepreneurial experience creating and growing consumer businesses as CEO; (ii) significant operating experience in consumer businesses, including introducing new business models and leveraging technology; and (iii) significant experience in assessing company operations and strategy.

Laurie A. Leshin, a director since 2015, became the 16th president of Worcester Polytechnic Institute (WPI) in June of 2014. Dr. Leshin brings to the Wiley board over 20 years of experience as a leader in academia and government service, and an accomplished record as a space scientist. Prior to joining WPI, Dr. Leshin served as the Dean of the School of Science at Rensselaer Polytechnic Institute in New York. There she expanded and strengthened interdisciplinary scientific research and education, championed diversity in STEM, and significantly expanded fundraising and outreach initiatives. While at Rensselaer, Dr. Leshin continued her work as a scientist for the Mars Curiosity Rover mission and was appointed by President Obama to the Advisory Board for the Smithsonian National Air and Space Museum. Prior to joining Rensselaer, Dr. Leshin served as the deputy director of NASA’s Exploration Systems Mission Directorate, where she was responsible for oversight of NASA’s future human spaceflight programs and activities. Dr. Leshin also worked as the director of science and exploration at NASA’s Goddard Space Flight Center. Dr. Leshin is a recipient of NASA’s Outstanding Leadership Medal, NASA’s Distinguished Public Service Medal, and the Meteoritical Society’s Nier Prize. She has served on the Board of Directors of Women in Aerospace and the Council of the American Geophysical Union. Age 52.

Dr. Leshin’s qualifications for service on the Company’s Board include: (i) executive leadership experience in academia and government service; (ii) being a leading scientist and educator in her field, (iii) insight into the needs and practices of the academic and research community critical for developing and innovating new business models in our key businesses.

William Pence, joined the Wiley Board on May 1, 2016. Mr. Pence is an accomplished leader in the digital technology industry with over 25 years of experience. Most recently, Mr. Pence was Global Chief Technology Officer for AOL. In that role he led all aspects of AOL’s global technology strategy, platform development and external technology partnerships, as well as playing a key leadership role in the overall strategy and direction of AOL. He also created and led Area 51, which was focused on synchronizing innovation efforts across AOL’s venture investments, incubators, university relations, and internal R&D. Before joining AOL, Mr. Pence served as Executive Vice President and Chief Technology Officer of WebMD from 2007 to 2014 as well as Chief Operating Officer of WebMD from 2012 to 2014. At WebMD, he led many cross-company initiatives that drove innovative new products, improved operational efficiencies and user experiences for consumers and advertiser partners. He also drove technology and corporate operations improvement through automation, cloud technology and data management systems. Mr. Pence was instrumental in mobile product efforts across WebMD’s properties as well as the company’s global expansion. Prior to WebMD, Mr. Pence served as Chief Technology Officer and Senior Vice President at Napster from 2003 to 2007. From 2001 to 2003, he served as Senior Vice President and Chief Technology Officer of Pressplay, a Universal Music Group/Sony Music Entertainment joint venture, and from 2000 to 2001 he served as Senior Vice President and Chief Technology Officer of Universal Music Group. Previously, Mr. Pence spent more than a decade at IBM. Age 54.

Mr. Pence’s qualifications for service on the Company’s Board include: (i) 25 years of experience in developing and bringing innovative technology based products to market and (ii) operating experience as a technology executive.

Kalpana Raina, a director since 2009, is Managing Partner of 252 Solutions, LLC, an advisory firm, since 2007. Previously, Ms. Raina was a senior executive with The Bank of New York Mellon Corp. She joined the bank in 1988 and held a variety of leadership positions including Executive Vice President and Head of European Country Management and Corporate Banking. Prior to that, she served in Mumbai, India, as Executive Vice President, International. During her eighteen-year career at Bank of New York she had responsibility for clients in the media, telecommunications, healthcare, retailing, hotels and leisure and financial services industries in Asia, Europe, and the United States. Ms. Raina is a member of Women Corporate Directors, The National Association of Corporate Directors, a director of Information Services Group, Inc., a director of Yellow Media Group, a Canadian public company, since December 2012, and was a director of Real Networks and The World Policy Institute until December 2013. Ms. Raina is also a past member of The US-India Business Council. Age 62.

Ms. Raina’s qualifications for service on the Company’s Board include: (i) 18 years of experience as a media banker to industry; (ii) service on the boards of various other media/technology companies; and (iii) significant experience managing divisions in Europe and Asia.

Directors to be Elected by Class B Shareholders and Their Qualifications

Matthew S. Kissner, a director since 2003, is the Chairman of the Board of Directors of John Wiley & Sons, Inc. and was appointed as the Company’s Interim Chief Executive Officer on May 8, 2017. He is also a member of the Board Executive Committee of the Regional Plan Association, a non-profit urban research and advocacy organization that develops long-range plans and policies to guide the growth and improve the prosperity, infrastructure, sustainability, and quality of life of the New York/New Jersey/Connecticut metropolitan region. Age 63.

Mr. Kissner’s extensive leadership experience includes several senior positions with Pitney Bowes, where he led a number of businesses, as well as leadership roles with Bankers Trust, Citibank, and Morgan Stanley. He has also been a private equity operating partner focusing on business, financial, and healthcare services. Mr. Kissner is an alumnus of New York University, where he obtained an MBA and a BS in Education, both with honors.

Mari J. Baker, a director since 2011, has held a number of executive officer positions in public and private companies primarily in technology fields, including roles as CEO of PlayFirst, Inc. and Navigenics, Inc., COO of Velti, plc (NASDAQ:VELT), President of BabyCenter, Inc., a Johnson and Johnson company (NYSE: JNJ), and SVP/General Manager at Intuit, Inc. (NASDAQ: INTU). She has been involved in the venture capital community, including serving as executive-in-residence at Kleiner Perkins Caulfield and Byers; in the higher education community, as a Trustee of Stanford University as well as an Advisor to the Clayman Institute at Stanford; and in the executive leadership community, through her service as an officer in Young Presidents Organization. In addition to John Wiley & Sons, Ms. Baker currently serves on the board of Blue Shield of California. Age 52.

Ms. Baker’s qualifications for service on the Company’s Board include: (i) service on the boards of Velti, PlayFirst, Navigenics and Cozi Group, Inc. and on the Board of Trustees of Stanford University; and (ii) being a proven business leader, experienced general manager and internet marketing veteran.

David C. Dobson, joined the Wiley Board on March 22, 2017, and has served as Digital River’s Chief Executive Officer since February 2013. Mr. Dobson served as an independent business consultant from July 2012 to February 2013. From July 2010 to July 2012, Mr. Dobson served as executive vice president and group executive, Global Lines of Business, at CA Technologies, a global provider of products and solutions for mainframe, distributed computing and cloud computing environments. From August 2009 to July 2010, Mr. Dobson served as President of Pitney Bowes Management Services, Inc., a wholly owned subsidiary of Pitney Bowes Inc., a manufacturer of software and hardware and a provider of services related to documents, packaging, mailing and shipping. From June 2008 to July 2009, Mr. Dobson served as Executive Vice President and Chief Strategy and Innovation Officer of Pitney Bowes Inc., where he was responsible for leading the development of the company’s long-term strategy. From June 2005 to June 2008, Mr. Dobson served as chief executive officer of Corel Corporation, a global provider of leading software titles. Prior thereto, Mr. Dobson previously spent 19 years at IBM where he held a number of senior management positions, including corporate vice president, Emerging Business Opportunities, and president and general manager, IBM Printing Systems Division. Age 55.

Mr. Dobson’s qualifications for service on the Company’s Board include: (i) extensive experience in senior management positions and (ii) experience with building and growing online businesses on a global basis.

Raymond W. McDaniel, Jr., a director since 2005, has been Chief Executive Officer of Moody’s Corporation since April 2005. From 2005 to April 2012 he also served as Chairman of Moody’s Corporation. In April 2012 he was named President of Moody’s Corporation in addition to Chief Executive Officer. He previously served as Chief Operating Officer of Moody’s Corporation from January 2004; President of Moody’s Corporation from October 2004; and President of Moody’s Investors Service since 2001. In prior assignments with Moody’s, he served as Senior Managing Director for Global Ratings & Research; Managing Director for International; and Director of Moody’s Europe, based in London. He has been a member of Moody’s Corporation Board of Directors since 2003. In 2015 Mr. McDaniel was named as a member of the Board of Trustees of Muhlenberg College. Age 59.

Mr. McDaniel’s qualifications for service on the Company’s Board include: (i) over eight years of experience as Chairman and over 12 years of experience as Chief Executive Officer of Moody’s Corporation; (ii) extensive international experience; and (iii) experience in implementing international business expansion and new products.

William J. Pesce, a director since 1998, served as the Company’s 10th President and Chief Executive Officer for 13 years from May 1998 to April 2011, when he retired after nearly 22 years at the Company. Mr. Pesce is a member of the Board of Trustees of William Paterson University, where he serves as a member of the Executive Committee, Chair of the Educational Policy and Student Development Committee and member of the Nominations and Governance Committee. Mr. Pesce is a benefactor and advisor to the Pesce Family Mentoring Institute at William Paterson University. He served on the Board of Overseers of NYU’s Stern School of Business for 17 years. Mr. Pesce serves as a guest lecturer, speaking with students about leadership, ethics and integrity. He launched Pesce Family Ventures, LLC in 2015 to invest in early stage companies, particularly entities that leverage enabling technology to serve customers. Age 66.

Mr. Pesce’s qualifications for service on the Company’s Board include: (i) over three decades of experience in publishing; (ii) 13 years as President and Chief Executive Officer, a period in which the Company recorded double-digit compound annual growth in revenue, EPS and the Company’s stock price, while being named to several “best companies” lists; extensive experience with leading a global public company, strategic planning, financial planning and analysis, acquisitions and partnerships, and investor relations; active engagement with leaders, faculty and students in the academic community; and exposure to innovative, technology-enabled business models at early stage companies.

William B. Plummer, a director since 2003, has been Executive Vice President and Chief Financial Officer of United Rentals, Inc. since December 2008. Previously he was Executive Vice President and Chief Financial Officer of Dow Jones & Company, Inc. from September 2006 to December 2007. Prior to that he was Vice President & Treasurer of Alcoa, Inc. since 2000. Before joining Alcoa, he was with Mead Corporation as President, Gilbert Paper Division during 2000; Vice President, Corporate Strategy and Planning from 1998 to 2000; and Treasurer from 1997 to 1998. Prior to joining Mead, he held a number of increasingly responsible positions with the General Electric Company, most recently as Vice President, Equity Capital Group, General Electric Capital Corporation from 1995 to 1997. Mr. Plummer formerly served on the board of UIL Holdings Corporation, where he was a member of both the Compensation and Executive Development committee and the Retirement Benefits Plans Investment committee. He currently serves on the board of Global Payments, Inc., where he chairs the Audit committee and is a member of the Risk Oversight committee. Age 58.

Mr. Plummer’s qualifications for service on the Company’s Board include: (i) over ten years of service as the Chief Financial Officer or Treasurer of publicly-traded companies, including operating experience as President of an operating division of Mead Corporation; (ii) audit committee experience; and (iii) experience in acquisitions and divestitures.

Jesse C. Wiley, a director since 2012, has been an employee of the Company since 2003. Mr. Wiley works on Wiley’s corporate planning and development team, including involvement in M&A projects and business development. Previously he worked on international and business development, digital and new business initiatives, and the development of electronic products within the PD division. Prior to that, he worked as an editor and marketer. Age 47.

Mr. Wiley’s qualifications for service on the Company’s Board include experience with customers and in the markets Wiley services through work in many functions of the Company’s businesses, including marketing and editorial and working at the forefront of digital publishing and learning, developing new products and business models, and developing and executing acquisitions. He has a Certificate of Director Education from the National Association of Corporate Directors.

The Board recommends a vote “FOR” the election of its nominees.

Proposal 2. Ratification of KPMG as Independent Accounting Firm

The Audit Committee is responsible for the appointment, compensation and oversight of the independent auditor. The Audit Committee has appointed KPMG LLP (“KPMG”) as the Company’s independent auditors for fiscal year 2018. Although the Company is not required to do so, we are submitting the selection of KPMG for ratification by the shareholders because we believe it is a matter of good corporate practice.

The Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such a change is in the best interests of the Company and its shareholders. Representatives of KPMG are expected to be present at the Annual Meeting with the opportunity to make a statement, if they desire to do so, and such representatives are expected to be available to respond to appropriate questions.

Unless contrary instructions are noted thereon, the proxies will be voted in favor of the following resolution, which will be submitted at the Annual Meeting:

“RESOLVED, that the appointment by the Audit Committee of KPMG LLP as independent public accountants for the Company for the fiscal year ending April 30, 2018 be, and it hereby is, ratified.”

In the event that the foregoing proposal is defeated, the adverse vote will be considered by the Audit Committee in its selection of auditors for the following year. However, because of the difficulty and expense of making any substitution of auditors so long after the beginning of the current fiscal year, it is contemplated that the appointment for the fiscal year ending April 30, 2018 will be permitted to stand unless the Audit Committee finds other good reason for making a change. If the proposal is adopted, the Audit Committee, in its discretion, may still direct the appointment of new independent auditors at any time during the fiscal year if it believes that such a change would be in the best interests of the Company and its shareholders.

The Board of Directors recommends that you vote “FOR” the ratification of the appointment of independent public accountants.

Proposal 3. Advisory Vote on Named Executive Officer Compensation

We are requesting that shareholders indicate their approval of our Named Executive Officers’ compensation, as described in the compensation tables, narrative discussion, and Compensation Discussion and Analysis set forth in this Proxy Statement. This proposal, known as a “say-on-pay” proposal, allows shareholders the opportunity to express their views on these matters. The “say on pay” vote is an advisory vote, which is therefore not binding on the Company, the Compensation Committee or the Board of Directors. However, the views of our shareholders are important to the Company, and will be given careful consideration by the Company, the Compensation Committee and the Board of Directors.

Compensation for our Named Executive Officers in Fiscal 2017 was consistent with the principles of our compensation philosophy and reflects our financial performance, the cumulative return to shareholders in Fiscal 2017 and achievements of the executive team. Our compensation philosophy is designed to (i) align the Company’s goals with shareholder interests; (ii) attract and retain world-class talent; (iii) pay competitively compared with our peer group and the marketplace; and (iv) reward superior performance and limit rewards for performance below targets. Our Fiscal 2017 compensation packages reflect these guiding principles.

The discussion set forth in the Compensation Discussion and Analysis on pages 26 to 51 of this Proxy Statement provides a complete discussion of our compensation programs and policies, including design, implementation, oversight, administration, ongoing review and risk assessment of our programs and policies. Our Compensation Committee and Board of Directors believe that our compensation programs and policies are designed and carried out to allow us to achieve our business goals and reflect the guiding principles of our compensation philosophy.

A vote “FOR” approval will be a vote in favor of the following resolution:

“RESOLVED, that the shareholders of John Wiley & Sons, Inc. hereby approve on an advisory basis the compensation of the Company’s Named Executive Officers, as described in the compensation tables, narrative discussion and Compensation Discussion and Analysis, set forth in this Proxy Statement.”

The Board of Directors Recommends A Vote “For” Approval, On An Advisory Basis, Of The Compensation Of John Wiley & Sons, Inc.’s Named Executive Officers As Disclosed In This Proxy Statement.

Proposal 4. Advisory Vote on Frequency of Named Executive Officer Compensation Vote

We are presenting the following proposal, which gives you as a shareholder the opportunity to inform the Company as to how often you wish the Company to include a proposal, similar to Proposal 3, in our Proxy Statement. This resolution is required pursuant to Section 14A of the Securities Exchange Act of 1934.

Our Board has determined that an advisory vote on executive compensation that occurs every year is the most appropriate alternative for the Company and therefore the Board is again recommending that stockholders select a frequency of every year. The Board considers that an advisory vote at such frequency will provide our stockholders with sufficient time to evaluate the effectiveness of our compensation philosophy, objectives and practices in the context of our business results. The holders of a majority of the Company’s outstanding shares agreed with our approach when the last advisory vote was solicited and selected a frequency of once every year.

With respect to the advisory proposal on the frequency of holding future advisory votes on the compensation of our named executive officers, you may vote for “Every Year,” “Every Two Years” or “Every Three Years” or mark your proxy “Abstain.” We will consider shareholders to have expressed a non-binding preference for the frequency that receives the highest number of favorable votes.

While our Board of Directors intends to carefully consider the shareholder vote resulting from the proposal, the final vote will not be binding on us and is advisory in nature.

The Board of Directors Recommends A Vote For “Every Year,” On An Advisory Basis, On the Frequency Vote To Approve Named Executive Officer Compensation.

GOVERNANCE OF THE COMPANY AND BOARD STRUCTURE

The Company’s Board of Directors is elected annually by the shareholders to provide oversight so that the long-term interests of the shareholders are served. The Company’s business is conducted by its employees under the direction of the CEO and with the oversight of the Board.

Board of Directors and Corporate Governance

Director Independence

The Board is currently composed of eleven (11) members. Jesse C. Wiley is a member of the Wiley family. Matthew S. Kissner is currently serving as the Company’s Interim CEO. The Board has affirmatively determined that all of our directors, except Matthew S. Kissner and Jesse C. Wiley, meet the independence guidelines the Board sets forth in its Corporate Governance Principles which are published on our web site at http://www.wiley.com/WileyCDA/Section/id-301708.html.

Board Leadership Structure

The Board of Directors is currently led by Matthew S. Kissner, our Chairman and Interim Chief Executive Officer.

Meetings of the Board of Directors are called to order and led by the Chairman. All members of the Board are elected annually.

At this present time, the roles of Chairman and Chief Executive Officer are combined as Mr. Kissner serves as the Company’s Interim Chief Executive Officer. The Board of Directors believes this combined role is in the best interest of its shareholders given Mr. Kissner’s tenure as a director since 2003 and his familiarity with the Company’s key businesses. However, once the Company appoints a new Chief Executive Officer, the Board of Directors expects to again separate the roles of Chairman and Chief Executive Officer. The Board of Directors believes separating the roles of Chairman and Chief Executive Officer allows our Chief Executive Officer to focus on developing and implementing the Company’s strategic business plans and managing the Company’s day-to-day business operations and allows our Chairman to lead the Board of Directors in its oversight and advisory roles. Because of the many responsibilities of the Board of Directors and the significant amount of time and effort required by each of the Chairman and Chief Executive Officer to perform their respective duties, the Company believes that having separate persons in these roles enhances the ability of each to discharge those duties effectively and, as a corollary, enhances the Company’s prospects for success.

For the foregoing reasons, the Board of Directors has determined that its current leadership structure is appropriate and in the best interests of the Company’s shareholders.

Other Governance Practices

Non-Management Executive Sessions: The Board has regularly scheduled non-management executive sessions of non-management directors following each Board meeting.

Orientation and Continuing Education: The Company’s new directors are required to attend orientation sessions. The Company also conducts ongoing training or continuing director education for its Board members and is supportive of, and reimburses its directors for, attending director education programs.

Annual Meeting: The Company does not have a policy that requires the attendance of all directors at the Annual Meetings, but it has been a long-standing practice for directors to attend. In September 2016, all directors standing for election attended the Annual Meeting.

Annual Evaluation: The Board annually conducts a self-evaluation of the Board and its individual members, including the Chairman of the Board.

In 2017, the Board engaged a third party facilitator to help administer the annual Board Evaluation. The objective of the annual evaluation is to ensure that the Board is functioning at a high level and is providing the best value and performance for the Company’s stakeholders, management and employees. The Board’s Governance Committee is responsible for the design and administration of the annual Board evaluation process and uses a variety of methods to produce an evaluation of the full Board, Board committees and individual directors. The information obtained from the annual evaluations is used to direct future Board agendas, ensure good communication among the directors and with management, and to review future board candidate qualifications.

Code of Ethics. The Company has adopted a Business Conduct and Ethics Policy (the “Code of Ethics”) that applies to the Company’s principal executive officer, principal financial officer, principal accounting officer, controller, and any persons performing similar functions, as well as all directors, officers and employees of the Company. The Company also maintains a Code of Ethics policy for its Senior Financial Officers. The Code of Ethics is posted on the Company’s website at www.wiley.com/WileyCDA/Section/id-301715.html. The Company intends to satisfy the disclosure requirements regarding any amendments to, or waivers from, a provision of the Code of Ethics for the Company’s principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions, by posting such information on its website.

Committees of the Board of Directors and Certain Other Information Concerning the Board

Committee Structure

The Board has established five standing committees: the Audit Committee, the Executive Compensation & Development Committee, the Governance Committee, the Executive Committee, and the Technology Committee. Each Committee conducts an annual self-evaluation of performance and reviews compliance with the current charter of the committee. The Board reviews and approves the committee charters annually. Copies of the committee charters can be found on our website at www.wiley.com.

The following table indicates Board membership and total meetings of the Board and its standing committees in Fiscal 2017:

Name	Board	Audit	Compensation	Executive	Governance	Technology
Mark J. Allin**	X			X
Mari Jean Baker	X	C*				X
George Bell	X		X		C*
David C. Dobson***	X	X
Matthew S. Kissner	C*
Raymond W. McDaniel, Jr.	X		C*	X
Eduardo Menascé**	X	X
Laurie A. Leshin	X		X
William Pence	X				X	X
William J. Pesce	X			C*	X
William B. Plummer	X	X				X
Kalpana Raina	X	X
Jesse C. Wiley	X			X	X	C*
Peter Booth Wiley **	X				X
Fiscal 2017 Meetings	12	8	6	8	4	5

* Committee Chair

Note: From May 1, 2016 to September 22, 2016, Mr. McDaniel and Mr. Menascé served on the Audit Committee, at which time Mr. Plummer and Ms. Raina replaced them for the balance of Fiscal 2017. From May 1, 2016 to September 22, 2016, Ms. Raina served as Chair of the Compensation Committee, at which time Mr. McDaniel replaced her as Chair for the balance of Fiscal 2017. From May 1, 2016 to September 22, 2016, Mr. Plummer served on the Compensation Committee. From May 1, 2016 to September 22, 2016, Mr. Peter B. Wiley served on the Governance Committee, at which time Mr. Jesse C. Wiley replaced him for the balance of Fiscal 2017. Mr. Pence was appointed to the Governance Committee on September 22, 2016.

**   Messrs. Eduardo Menascé and Peter B. Wiley each tendered their resignations from the Board in 2016 and did not stand for reelection at the 2016 Annual Meeting. Mr. Allin resigned as a director on May 8, 2017. He will not be standing for reelection at the 2017 Annual Meeting.

*** Mr. Dobson was appointed as a Director on March 22, 2017, and was appointed to the Audit Committee as of June 20, 2017.

During Fiscal 2017, all of the Directors attended at least 75% of the meetings of the Board of Directors and the respective committees of the Board of Directors of which they were a member.

Executive Committee. The Executive Committee exercises the powers of the Board as appropriate in any case where immediate action is required and the matter is such that an emergency meeting of the full Board is not deemed necessary or possible. The Executive Committee reviews the annual objectives of the Chairman and CEO and recommends approval of the objectives by the Board. The Executive Committee also evaluates the performance of the Chairman and CEO throughout the year relative to the approved objectives, and provides an annual assessment to the Executive Compensation and Development Committee (for compensation) and the Board of Directors (for approval of assessment).

Audit Committee. The Audit Committee assists the Board in fulfilling its fiduciary oversight responsibilities relating to the integrity of the Company’s financial statements filed with the SEC, accounting policies, adequacy of disclosures, the Company’s compliance with legal and regulatory requirements, the financial reporting process, the systems of internal accounting and financial controls, and the sufficiency of auditing relative thereto. The Audit Committee is also responsible for evaluating the qualification, independence and performance of the independent public accounting firm engaged to audit the Company’s financial statements, including reviewing and discussing with such firm their independence and whether providing any permitted non-audit services is compatible with their independence; maintaining financial oversight of the Company’s employees’ retirement and other benefit plans and making recommendations to the Board with respect to such matters; oversight of the Company’s Enterprise Resources Platform (ERP), along with the Technology Committee; and review, ratification and/or approval of related person transactions. The Audit Committee holds discussions with management prior to the release of quarterly earnings, and also reviews quarterly results prior to filings.

The Board has determined that Ms. Baker, Ms. Raina, and Mr. Plummer are “audit committee financial experts,” as defined under the SEC rules. All members of the Committee are independent under the rules of the New York Stock Exchange (the “NYSE”) and are financially literate under the NYSE rules.

The Audit Committee Charter is available on the Company’s website at: http://www.wiley.com/WileyCDA/Section/id-301711.html.

Executive Compensation and Development Committee. The Executive Compensation and Development Committee (the “ECDC” or the “Compensation Committee”) sets appropriate compensation levels for the CEO based on market data, and determines the appropriate incentive compensation for the CEO based on objectives and the performance evaluation against those objectives by the Executive Committee, and reports its decisions to the Board; reviews and approves the principles and policies for global compensation and benefit programs company-wide; and oversees the development and utilization of appropriate policies and programs to attract and retain superior individuals. All members of the Committee are independent under the rules of the NYSE and are outside directors as defined by Treasury Regulation Section 1.162-27(e)(3) under Section 162 (m) of the Internal Revenue Code.

In December 2016, the Compensation Committee delegated limited authority to the CEO and the Chief Human Resources Officer to make certain “off-cycle” equity grants outside of the annual equity grant process to existing employees who are neither Company executive officers nor directors. The delegation is subject to maximum shares that can be granted per fiscal year, as well as a maximum to any one person per fiscal year. Shares awarded pursuant to this delegation will be valued based on the closing price of the Company’s stock on the NYSE as of the last day of the quarter and will be issued after quarter-end. Any grants made “off-cycle” are reported to the Compensation Committee at the next regularly scheduled quarterly meeting following such awards.

The Compensation Committee Charter is available on the Company’s website at: http://www.wiley.com/WileyCDA/Section/id-301712.html.

Governance Committee. The Governance Committee assists the Board in the identification of qualified individuals to serve as directors, and recommends to the Board candidates for nomination for election at the annual meeting of shareholders or to fill Board vacancies between annual meetings; assists the Chairman of the Board in proposing committee assignments, including committee memberships and chairs; coordinates and oversees the annual self-evaluation process; evaluates director compensation and benefits; and makes recommendations to the Board regarding corporate governance policies.

Shareholders who wish to recommend a director candidate to the Governance Committee should follow the procedures set forth under “Deadline for Submission of Shareholder Proposals” on page 54 of this proxy statement. The recommendation should include the candidate’s name, biographical data, and a description of his or her qualifications.

The Governance Committee Charter is available on the Company’s website at: http://www.wiley.com/WileyCDA/Section/id-301714.html.

Technology Committee. The Technology Committee assists the Board in fulfilling oversight responsibilities by reviewing, giving guidance and making recommendations to management and the Board related to the Company’s technology strategy, initiatives and investments in support of overall Company strategy and performance, including review and oversight of the Company ERP Program in conjunction with the Audit Committee.

The Technology Committee Charter is available on the Company’s website at: http://www.wiley.com/WileyCDA/Section/id-828130.html.

Board and Committee Oversight of Risk

Management of risk is the direct responsibility of the Company’s President & CEO and the executive leadership team. The Board has oversight responsibility, focusing on the adequacy of the Company’s risk management and risk mitigation processes.

The Company’s Board of Directors administers its risk oversight function directly and through its Audit Committee, Executive Compensation & Development Committee and Technology Committee. The Board receives regular reports from these committees, which include reports on those areas over which they have risk oversight responsibility, as appropriate.

Audit Committee: The Audit Committee has oversight responsibility for Enterprise Risk Management (ERM), and specifically, oversight of major financial risk exposures, including litigation and compliance risk and the steps management has taken to monitor and mitigate such exposures. The Committee also receives regular updates from management, including the General Counsel, on litigation risk.

Executive Compensation & Development Committee: The Compensation Committee has oversight responsibility for the management of risk relating to the Company’s annual and long-term compensation program. The Committee aims to ensure that the Company’s annual and long-term incentive plans do not incentivize or encourage excessive or unnecessary risk-taking.

Technology Committee: The Technology Committee has oversight responsibility of risks related the Company’s management and development of technology, primarily those relevant to customer facing products and services, and internal IT systems. The Committee receives regular updates from management on risks in these areas, including data and enterprise security.

How Do We Address Risk in Our Compensation Program?

The Company’s compensation program is designed to attract, retain, motivate and reward talented executives and colleagues whose efforts will enable the Company to produce superior results and maximize return to shareholders. Our pay-for-performance philosophy focuses colleagues’ efforts on delivering short-term and long-term financial success for our shareholders without encouraging excessive risk taking. The Compensation Committee, which consists entirely of independent Board members, oversees the executive compensation program for the named executive officers, as well as other senior officers of the Company.

The following is a description of both Compensation Committee and management processes related to the compensation risk assessment process, as well as a description of the Company’s compensation risk mitigation techniques.

The Compensation Committee reviews and approves the annual and long-term plan performance measures and goals annually. This includes setting appropriate threshold and outstanding performance levels for each performance metric. As a part of this process, the Compensation Committee focuses on what behavior it is attempting to incentivize and the potential associated risks. The Compensation Committee periodically receives financial information from the Chief Financial Officer, and information on accounting matters that may have an impact on the performance goals, including any material changes in accounting methodology and information about extraordinary/special items excluded in the evaluation of performance, as permitted by the 2014 Executive Annual Incentive Plan and the 2014 Key Employee Stock Plan (i.e. the shareholder plans), so that the Compensation Committee members may understand how the exercise of management judgment in accounting and financial decisions affects plan payouts. Members of the Compensation Committee approve the final incentive compensation awards after reviewing executive, corporate and business performance, and may utilize negative discretion if they believe the level of compensation is not commensurate with performance.

The following compensation policies and practices serve to reduce the likelihood of excessive risk taking:

● An appropriate compensation mix that is designed to balance the emphasis on short- term and long-term performance.

● The majority of incentive compensation for top level executives is associated with the long term performance of the Company. This discourages short-term risk taking.

● The focus on performance share units in our executive long-term plan ensures a correlation between executive rewards and shareholder return.

● Financial performance measures used for incentive plans covering colleagues at all levels of the Company include a mix of financial metrics that are in line with operating and strategic plans.

● Financial performance measures used for our annual incentive plan are different than the performance measures used in our long-term incentive plan.

● A significant portion of annual and long-term incentive payments are based on Company and business profitability, ensuring a correlation between pay and performance.

● Financial targets are appropriately set, and if not achieved, result in a large percentage loss of compensation.

● Executive and broad-based incentive plans cap the maximum award payable to any individual. Annual and long-term incentive plans have a maximum payout of 1.5 times the target amount.

● Recoupment or “clawback” provisions for top executives and key finance executives in the event that an executive’s conduct leads to a restatement of the Company’s financial results.

● Stock ownership guidelines and stock retention requirements for our named executive officers, other senior officers and directors discourage excessive risk taking.

We are confident that our compensation program rewards for performance, is aligned with the interests of our shareholders and does not involve risks that are reasonably likely to have a material adverse effect on the Company. A more detailed discussion of the Company’s executive compensation program can be found in the Compensation Discussion and Analysis beginning on page 26.

Transactions with Related Persons

We are required to disclose material transactions with the Company in which “related persons” have a direct or indirect material interest. Related persons include any Director, nominee for Director, executive officer of the Company, beneficial owner of more than 5% of any class of the Company’s voting securities, and any immediate family members of such persons. The term “transaction” is broadly defined under SEC rules to include any financial transaction, arrangement or relationship, including any indebtedness transaction or guarantee of indebtedness or any series of similar transactions, arrangements or relationships.

The Company’s Board of Directors has adopted a written policy that requires the Chief Executive Officer to review and approve any related party transactions with respect to executive officers, and the Audit Committee to review and approve related person transactions with respect to directors, director nominees, and the Chief Executive Officer. Such transactions will only be approved after taking into consideration whether the transaction is fair and reasonable and is consistent with the best interests of the Company. Factors to be taken into account in making the determination may include the business purpose of the transaction, whether the transaction is entered into on an arms-length basis on terms fair to the Company, and whether the transaction would violate the provisions of the Company’s Business Conduct and Ethics Policy.

Based on information available to us and provided to us by our Directors and executive officers, we do not believe that there were any such material transactions in effect during Fiscal 2017, or that any such material transactions are proposed to be entered into during Fiscal 2018.

Corporate Governance Principles

To promote the best corporate governance practices, the Company adheres to the Corporate Governance Principles set forth below, many of which have been in effect for more than a decade. The Board of Directors and management believe that these Principles, which are consistent with the requirements of the SEC and the NYSE, are in the best interests of the Company, its shareholders and other stakeholders, including employees, authors, customers and suppliers. The Board is responsible for ensuring that the Company has a management team capable of representing these interests and of achieving superior business performance.

Pursuant to the NYSE rules, the Company is considered a “controlled company,” defined as a company where more than 50 percent of the voting power is held by an individual, a group, or another company. As such, the Company would be exempt from certain corporate governance standards. However, the Board believes it is in the best interest of the Company and its shareholders to abide by all of the NYSE listing rules, except for the requirement that the Governance Committee be comprised of independent directors only. The Board has chosen to take an exemption to this requirement because it believes that a Wiley family member’s participation on this Committee will result in a collaborative process to promote the highest standards in the recruitment of new directors and in governance generally.

I. Primary Duties

The Board, which is elected annually by the shareholders, exercises oversight and has final authority and responsibility with respect to the Company’s affairs, except with respect to those matters reserved to shareholders. All major decisions are considered by the Board as a whole.

The Board appoints the Chief Executive Officer (“CEO”) and other corporate officers, acts as an advisor to and resource for management, and monitors management’s performance.

The Board plans for the succession of the CEO. Decisions regarding the CEO’s compensation are determined by the Compensation Committee, based on an evaluation of the CEO’s performance by the Executive Committee. The Compensation Committee, based on an evaluation of the CEO’s performance by the Executive Committee, determines the CEO’s compensation, and discusses its recommendation with the Board in executive session. The Board also oversees the succession process for certain other management positions, and the CEO reviews with the Board annually his assessment of key management incumbents and their professional growth and development plans. The Board also:

a) reviews the Company’s business and strategic plans and actual operating performance;

b) reviews and approves the Company’s financial objectives, investment plans and programs; and

c) provides oversight of internal and external audit processes and financial reporting.

II. Director Independence

The Board has long held that it is in the best interests of the Company for the Board to consist of a substantial majority of independent Directors. The Board annually determines that a Director is independent pursuant to its Company’s independence guidelines set forth in the Company’s Corporate Governance Principles. When determining the independence of a Director, the ownership of, or beneficial interest in, a significant amount of stock, by itself, is not considered a factor.

III. Composition of the Board

Under the Company’s By-Laws, the Board has the authority to determine the appropriate number of directors to be elected so as to enable it to function effectively and efficiently. The Governance Committee makes recommendations to the Board concerning the appropriate size of the Board, as well as selection criteria for candidates. Each candidate is selected based on background, experience, expertise, and other relevant criteria, including other public and private company boards on which the candidate serves. In addition to the individual candidate’s background, experience and expertise, the manner in which each board member’s qualities complement those of others and contributes to the functioning of the Board as a whole are also taken into account. The Governance Committee nominates a candidate, and the Board votes on his or her candidacy. The shareholders vote annually for the entire slate of Directors.

Any nominee Director who receives a greater number of “withheld” votes from his or her election than “for” votes shall tender his or her resignation for consideration by the Governance Committee. The Governance Committee shall recommend to the Board the action to be taken with respect to such resignation.

IV. Director Eligibility

Directors shall limit the number of other board memberships in order to ensure adequate attention to Company business. Because of the time commitment associated with Board service, unless otherwise approved by the Board, (i) Directors are expected to limit the number of public-company boards on which they serve to no more than five, and (ii) Directors who are CEO’s of other public companies are expected to limit the number of public-company boards on which they serve to no more than three. Prior to joining the board of another organization, including a public or private company, as well as a not-for profit organization, directors are required to seek the approval of the Chair of the Governance Committee so that a review can be performed to ensure that there are no conflicts of interest or other issues. The Board (based on the review and recommendation of the Governance Committee), has the authority to evaluate each situation.

Whenever there is a substantial change in the Director’s principal occupation, a Director shall immediately inform the Chair of the Governance Committee of any potential conflict of interest and shall tender his or her resignation upon written request. The Governance Committee will recommend to the Board the action, if any, to be taken with respect to the potential conflict of interest. Directors are also required to provide prompt notice to the Chair of the Governance Committee of any changes to his or her board memberships.

The Board has established a retirement age of 70 for its Directors. The Board may, in its discretion, nominate for election a person who has attained age 70 or over if it believes that under the circumstances it is in the Company’s best interests.

V. Board and Management Communication

The Board has access to all members of management and external advisors. As appropriate, the Board may retain independent advisors.

The CEO shall establish and maintain effective communications with the Company’s shareholder groups. The Board schedules regular executive sessions at the end of each meeting. Non-management directors meet at regularly scheduled sessions without management. The Chairman of the Board presides at these sessions. In addition, the independent directors meet at least once each year in an executive session presided over by the Chairman of the Governance Committee or the Executive Committee.

Employees and other interested parties may contact the non-management directors via email at: non-managementdirectors@wiley.com, or by mail addressed to Non-Management Directors, John Wiley & Sons, Inc., Mail Stop 9-12, 111 River Street, Hoboken, NJ 07030-5774.

The Company has also established a Whistleblower hotline for the reporting of known or suspicious activities that could adversely affect the Company by shareholders, employees and customers, and regularly reports any activity to the Audit Committee.

VI. Board Orientation and Evaluation

The Board annually conducts a self-evaluation to determine whether the Board as a whole and its individual members, including the Chairman, are performing effectively.

The Board sponsors an orientation process for new Directors, which includes background materials on governance, law, board principles, financial and business history and meetings with members of management. The Board also encourages all its Directors to take advantage of educational programs to improve their effectiveness.

VII. Director Compensation

The Governance Committee periodically reviews and recommends to the Board its members’ annual retainer, which is composed of cash and stock grants for all non-employee Directors. In determining the appropriate amount and form of director compensation, the Board evaluates current trends and compensation surveys, as well as the amount of time devoted to Board and committee meetings. As a long-standing Board principle, non-employee Directors typically receive no compensation from the Company other than for their service as Board members and reimbursement for expenses incurred in connection with attendance at meetings.

Share ownership by each Director is encouraged. To this end, each Director is expected to own shares of Wiley common stock valued at not less than five times that Director’s annual cash compensation to which the Director is entitled for Board service.

VIII. Board Practices and Procedures

The Chairman of the Board and the CEO jointly set the agenda for each Board meeting. Agenda items that fall within the scope and responsibilities of Board committees are reviewed with the chairs of the committees. Any Board member may request that an item be added to the agenda.

Board materials are provided to Board members sufficiently in advance of meetings to allow Directors to prepare for discussion at the meeting.

Various managers regularly attend portions of Board and committee meetings in order to participate in and contribute to relevant discussions.

Beneficial Ownership of Directors and Management

The table below shows the number of shares of the Company’s Class A and Class B Stock beneficially owned by the current directors, and the executive officers named in the Summary Compensation Table on page 40 and all directors and executive officers of the Company as a group as of August 4, 2017. The percent of total voting power reflected below represents the voting power on all matters other than the election of directors, as described on page 3.

SHARES BENEFICIALLY OWNED BY OFFICERS AND DIRECTORS(1)

Insider Name	Title of Class	Amount and Nature of Beneficial Ownership	Additional Shares Beneficially Owned(2)	Total Shares Beneficially Owned	Percent of Class	Percentage of Total Voting Power(3)	Shares and Share Equivalents Under Deferred Plan(4)
Mark Allin	A	22,556	117,378	139,934	*	*	—
	B	—	—	—	—	—	—
Mari J. Baker	A	—	—	—	—	—	10,603
	B	—	—	—	—	—	—
George Bell	A	—	—	—	—	—	5,954
	B	—	—	—	—	—	—
David C. Dobson	A	940	—	940	—	*	—
	B	—	—	—	—	—	—
Matthew S. Kissner	A	—	—	—	—	—	30,743
	B	—	—	—	—	—	—
John A. Kritzmacher	A	14,611	40,830	55,441	*	*	—
	B	—	—	—	—	—	—
Laurie Leshin	A	—	—	—	—	—	3,753
	B	—	—	—	—	—	—
Raymond McDaniel	A	500	—	500	*	*	26,231
	B	—	—	—	—	—	—
William Pence	A	2,727	—	2,727	*	*	—
	B	—	—	—	—	—	—
William J. Pesce (5)	A	66,965	—	66,965	*	*	—
	B	—	—	—	—	—	—
William B. Plummer	A	—	—	—	—	—	44,218
	B	—	—	—	—	—	—
Kalpana Raina	A	—	—	—	—	—	14,050
	B	—	—	—	—	—	—
Gary M. Rinck	A	48,982	147,270	196,252	*	*	—
	B	—	—	—	—	—	—
John W. Semel	A	—	4,475	4,475	*	*	—
	B	—	—	—	—	—	—
Jeffrey Sugerman (6)	A	100	2,610	2,710	*	*	—
	B	—	—	—	—	—	—
Jesse Caleb Wiley	A	—	—	—	*	*	—
	B	24,565	—	24,565	*	*	—

All directors and	A	169,330	371,513	540,843	1.13%	*
executive officers as a group (23 persons)	B	24,565	—	24,565	*	*

* Less than 1%.

(1) This table is based on the information provided by the individual directors or named executive officers as of August 4, 2017. In the table, percent of class was calculated on the basis of the number of shares beneficially owned as determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, divided by the total number of shares issued and outstanding.

(2) Shares issuable pursuant to options exercisable under the Company’s stock option plans on or before October 3, 2017.

(3) Each share of Class A Common Stock is entitled to one-tenth (1/10) of one vote and each share of Class B Common Stock is entitled to one vote.

(4) This amount represents the number of share equivalents of Class A Stock credited to the participating director’s account pursuant to the Director Deferred Compensation Plan (the “Plan”), described on page 51. Deferred shares are issued under the Plan upon the participating director’s retirement and pursuant to the distribution election made by the director. Distributions are made annually on January 15th in Class A Common Stock after a Director has retired from the Board.

(5) Includes 64,970 shares held indirectly through a GRAT trust.

(6) Includes 100 shares held indirectly though a trust.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act and related regulations require our directors, executive officers, and beneficial owners holding more than 10% of our common stock to report their initial ownership of our common stock and any changes in that ownership with the SEC. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. We assist our directors, executive officers, and greater than 10% shareholders complying with these requirements. Based solely upon a review of the copies of these reports furnished to us and written representations from such NEOs, directors and stockholders, with respect to the Fiscal 2017 period, we are not aware of any required Section 16(a) reports that were not filed on a timely basis, except that, due to administrative oversights, required Form 4 reports were not filed on a timely basis on behalf of the following persons relating the acquisition of shares upon the vesting of earned performance share units in June 2016: Mark J. Allin, Reed Elfenbein, John A. Kritzmacher, Joan O’Neil, Vincent Marzano, Gary M. Rinck, John Semel, Clay Stobaugh, and Jeffrey Sugerman.

REPORT OF THE AUDIT COMMITTEE

The following is the report of the Audit Committee of the Company with respect to the Company’s audited financial statements for the fiscal year ended April 30, 2017.

Fees of Independent Auditor

Audit Fees

Total aggregate fees billed by KPMG LLP (“KPMG”) for professional services in connection with the audit and review of the Company’s Consolidated Financial Statements, and statutory audits of the Company’s international subsidiaries were $2,525,000 and $2,939,000 in fiscal years 2017 and 2016, respectively.

Audit Related Fees

The aggregate fees billed for audit related services, including due diligence related to acquisitions, employee benefit plan audits, and consultation on acquisitions and information technology were $262,000 and $ 108,400 in fiscal years 2017 and 2016, respectively.

Tax Fees

The aggregate fees billed for services rendered by KPMG tax personnel, except those services specifically related to the audit of the financial statements, were $346,000 and $277,000 in fiscal years 2017 and 2016, respectively. Such services include tax planning, tax return reviews, advice related to acquisitions, tax compliance and compliance services for expatriate employees.

Other Non-Audit Fees

The aggregate non-audit fees were $0 and $0 in fiscal years 2017 and 2016, respectively.

The Audit Committee has advised the Company that in its opinion the services rendered by KPMG LLP are compatible with maintaining their independence.

The Audit Committee is responsible for oversight of the Company’s accounting, auditing and financial reporting process on behalf of the Board of Directors. The Committee consists of four members who, in the judgment of the Board of Directors, are independent and financially literate, as those terms are defined by the SEC and the listing standards of the NYSE. The Board of Directors has determined that all the members of the Committee satisfy the financial expertise requirements and three of the four members have the requisite experience to be designated “audit committee financial experts” as that term is defined by the rules of the SEC and the NYSE.

Management has the primary responsibility for the preparation, presentation and integrity of the financial statements of the Company; for maintaining appropriate accounting and financial reporting policies and practices; and for internal controls and procedures designed to assure compliance with generally accepted US accounting standards and applicable laws and regulations. The Committee is responsible for the oversight of these processes. In this fiduciary capacity, the Committee has held discussions with management and the independent auditors regarding the fair and complete presentation of the Company’s results for the fiscal year ended April 30, 2017. Management has represented to the Committee that the Company’s financial statements were prepared in accordance with generally accepted US accounting principles. The Committee has discussed with the independent auditors significant accounting principles and judgments applied by management in preparing the financial statements as well as alternative treatments. The Committee discussed with the independent auditors the matters required to be discussed pursuant to Public Company Accounting Oversight Board Auditing Standard No. 16 (Communications with Audit Committees).

The Audit Committee has had discussions with, and received regular status reports from, the independent auditors and the Vice President of Internal Audit regarding the overall scope and plans for their audits of the Company, including their scope and plans over management’s assessment of the effectiveness of internal control over financial reporting. The independent auditors provided the Audit Committee with written disclosures and the letter required by applicable professional and regulatory standards relating to KPMG’s independence from the Company, including the Public Company Accounting Oversight Board pertaining to the independent accountant’s communication with the Audit Committee concerning independence, and the Audit Committee discussed with the independent auditors their independence.

The Committee also considers whether providing non-audit services is compatible with maintaining the auditor’s independence. The Audit Committee has adopted a policy of pre-approving all audit and non-audit services performed by the independent auditors. The Audit Committee may delegate authority to one or more of its members to grant pre-approvals of non- audit services, provided that the pre-approvals are presented to the Audit Committee for ratification at its next scheduled meeting.

Persons with complaints or concerns about accounting, internal controls or auditing matters may contact the Audit Committee at tellthedirectors@wiley.com.

Based upon the review and discussions referred to above, the Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended April 30, 2017, as filed with the Securities and Exchange Commission.

Audit Committee

Mari Jean Baker, Chair, David C. Dobson, William B. Plummer, and Kalpana Raina

EXECUTIVE COMPENSATION

Report of the Compensation Committee

The Compensation Committee has reviewed and discussed with Company management the Compensation Discussion and Analysis found on pages 26 through 51 of this Proxy Statement. Based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Executive Compensation and Development Committee

Raymond W. McDaniel, Jr., Chair, George Bell, and Laurie A. Leshin

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee has served as one of our officers or employees at any time. None of our executive officers serves as a member of the Compensation Committee of any other company that has an executive officer serving as a member of our Board of Directors. None of our executive officers serves as a member of the board of directors of any other company that has an executive officer serving as a member of our Board’s Compensation Committee.

Performance Graph

	JWA	Russell 1000	Dow Pub	S&P 400
Apr-12	100.00	100.00	100.00	100.00
Apr-13	86.38	114.66	107.29	117.02
Apr-14	132.70	135.77	139.50	136.78
Apr-15	133.95	150.49	152.33	151.33
Apr-16	119.69	147.87	143.24	147.45
Apr-17	130.20	170.97	158.75	174.79

The above graph provides an indicator of the cumulative total return to shareholders of the Company’s Class A Common Stock as compared with the cumulative total return on the Russell 1000, the Dow Jones Publishing Index and the S&P 400 Midcap, for the period from April 30, 2012 to April 30, 2017. The Company has elected to use the Russell 1000 Index and the S&P 400 Midcap index as its broad equity market indices because it is currently included in these indices. Cumulative total return assumes $100 invested on April 30, 2012 and reinvestment of dividends throughout the period.

Fiscal 2017 Compensation Discussion & Analysis

Introduction

This Compensation Discussion and Analysis, or “CD&A,” describes the Fiscal 2017 compensation program for Wiley’s executive officers. The overarching goals that guide the design and administration of our executive compensation program are:

● Recruit and retain the highest caliber of executive talent by offering a competitive compensation program;

● Motivate and reward executives for achieving strategic and financial objectives, which drive shareholder value, through the use of annual cash incentives; and

● Align executives’ and shareholders’ interests through awards of equity that are dependent upon the performance of the Company and encourage the acquisition of a significant ownership stake in the Company.

This CD&A describes how the Compensation Committee of the Board of Directors considered our business strategy, our compensation philosophy, and the overarching goals that guide our executive compensation program to arrive at Fiscal 2017 compensation decisions for our executives, including our named executive officers (“NEOs”), whose compensation is set forth in the 2017 Summary Compensation Table and other compensation tables contained in this proxy statement.

Our Fiscal 2017 NEOs are:

● Mark J. Allin, President and Chief Executive Officer Mr. Allin’s employment terminated on May 8, 2017

● John A. Kritzmacher, Chief Financial Officer & Executive Vice President, Technology and Operations

● Gary Rinck, Executive Vice President, General Counsel

● John W. Semel, Executive Vice President and Chief Strategy Officer Mr. Semel’s employment terminated on June 30, 2017

● Jeffrey L. Sugerman, Executive Vice President, Talent Solutions and Education Services Mr. Sugerman retired on July 31, 2017

Executive Summary

Fiscal Year Highlights

Full year revenue of $1,719 million and adjusted Earnings per Share (EPS) of $3.00 rose 2% and 13%, respectively, excluding the impact of foreign exchange. Results were largely due to the transitional impact of shifting to time-based journal subscriptions and contributions from recent acquisitions. Excluding those items and other unusual charges and credits, revenue declined 1% and adjusted EPS rose 1%, both at constant currency. Revenue and EPS on a US GAAP basis were flat and down 21%, respectively, with GAAP EPS performance primarily due to a large, unfavorable tax decision in Germany.

Segment Results. Research, our largest and most profitable segment (50% of revenue) delivered steady operational performance for the year. On a currency neutral basis, Publishing revenue (37%) declined 7% due to challenges in our print book business although segment Contribution to Profit (CTP) held steady. The Solutions segment saw 14% top line growth and the tripling of its CTP on a currency neutral basis, the result of efficiency gains.

Digital Evolution. Wiley continues to make significant progress in its digital evolution, increasing its digital share of total revenue to 68% from 63% a year earlier.

Cash Flow. Cash from Operations was lower than prior year by $35 million due to unfavorable timing involving working capital (timing of end-of-year payments and collection lags) and an unbudgeted $7 million contribution to our UK pension just before year-end. The working capital impacts will unwind in Fiscal 2018. Free Cash Flow excluding composition and product development costs were lower due to lower cash from operations combined with higher capex (+$17 million) mostly related to Wiley’s headquarters transformation.

Return to Shareholders. In the year, Wiley repurchased approximately 953,000 shares for $50.3 million, an average cost of $52.80, and increased its quarterly dividend by 3% to $0.31 per share. It was the 23rd consecutive annual increase and raised the annualized dividend payout to $1.24 per share. As of April 30, 2017, the Company had nearly 3.8 million shares remaining in the repurchase program announced in June 2016.

We urge stockholders to read our Annual Report for the fiscal year ended April 30, 2017, filed with the SEC on June 29, 2017, which describes our businesses and 2017 financial results in greater detail.

Executive Compensation Program	The Company’s executive compensation program is designed to foster and maintain an experienced, motivated and aligned executive team with the ability to manage during all business cycles, and to evolve the Company’s practices as changes in the market warrant. The compensation program emphasizes variable, performance-based compensation that promotes the achievement of short-term and long-term business objectives aligned with the Company’s business strategy, and rewards performance when those objectives are met.

Strong performance by our executive officers is essential to achieving our goal of increasing shareholder value. Accordingly, approximately 80% of our CEO’s target total direct compensation for Fiscal 2017 was at risk, and on average approximately 70% of our other NEOs’ target total direct compensation for Fiscal 2017 was at risk. The targeted annual incentive compensation was payable based on achievement of performance-based financial measures and strategic objectives, and performance-based equity comprised 60% of the targeted long-term incentive compensation. The charts below illustrate the mix of target total direct compensation for Fiscal 2017 for our CEO and, on average, for our other NEOs.

The following chart provides a brief summary of the principal elements of the Company’s executive compensation program for Fiscal 2017, which are described in more detail later in this CD&A.

Compensation Element	Form	Compensation Objective	Relation to Performance	Fiscal 2017 Actions / Results
Base Salary (Discussed in greater detail on page 34.)	Fixed annual cash, paid on a semi-monthly basis.	Fixed compensation that is externally competitive with median market rates, and allows us to attract and retain executive talent.	Increases in base salary reflect market positioning, economic conditions, and the Compensation Committee’s assessment of Company and individual performance over the prior year.

The Company’s budget for US salary increases was a total of 2.5%, including a merit budget of 2%, with a range of 0-4%, and an additional 0.5% for promotions and market adjustments.

Salary increases for the NEOs ranged from 0.9% to 4.0%, with an average of 1.9%.

Annual Incentives (Discussed in greater detail on page 35.)	Variable, performance-based cash bonus, paid on an annual basis.	Motivate the executive to contribute to the Company’s success in achieving annual corporate and business financial goals and strategic objectives.

75% of the target annual incentive is based on financial goals, including corporate and business revenue, EPS and business contribution to profit (“CTP”). The remaining 25% of the target annual incentive is based on achievement of strategic objectives that are intended to further the Company’s success.

Payout can range from 0% to 150% of target.

Target incentives for the NEOs range from 75% to 120% of base salary. Actual short-term incentives earned by the NEOs ranged from 108% to 125% of target.
Long-Term Stock-Based Incentives (Discussed in greater detail on page 36.)	Performance share units are granted each year and have a 3-year performance cycle. Earned performance share units are payable at the end of the performance cycle – 50% as equivalent Class A shares, and 50% as restricted share units. Such restricted share units vest on April 30th of the following year to equivalent Class A shares.	Motivates the executive to contribute to the Company’s success in achieving long-term corporate financial goals that drive shareholder value.

Cumulative earnings before interest, taxes, depreciation and amortization (“EBITDA”) and cumulative FCF are the performance measures used, with a weight of 60% and 40%, respectively.

Payout can range from 0% to 150% of target.

NEOs received 60% of their target long-term value in performance share units for the Fiscal 2017-19 performance cycle.

For the Fiscal 2015-17 cycle that just ended, the NEOs did not earn any of their targeted performance shares.

	Restricted share units granted each year, payable as equivalent Class A shares upon vesting 25% per year on April 30th.	Promotes retention objective and facilitates stock ownership, expediting achievement of the stock ownership multiple.	The value of restricted share units is directly correlated with improvements in stock price.	June 2016 grants of restricted share units represent approximately 40% of the NEOs’ target long-term value.

The Company also provides the following health and retirement benefits to our senior executives, as described in more detail later in this CD&A:

Benefit	Form	Purpose
Health and Welfare Benefits (Discussed in greater detail on page 39.)	Flexible benefits program provided to all US employees, where “flex dollars” are provided to help offset the cost of health insurance, life, disability and AD&D insurance	Health and welfare benefits are market competitive and are provided primarily for the safety and well-being of the executive and his/her family.
Retirement Plans (Discussed in greater detail on page 38.)	Qualified Defined Contribution Savings Plan (401(k)), provided to all US employees

Qualified savings plan benefits, including company basic, matching and discretionary contributions, are market competitive and provide post-retirement income for the executive.

Company contributions to the US-based 401(k) were enhanced following the cessation of accruals and freeze of participation in the US defined benefit retirement plans, effective July 1, 2013.

Qualified Defined Benefit Retirement Plan, provided to US employees hired before July 2012

Qualified retirement plan benefits provide additional post-retirement income for executives hired before July 2012.

The Company ceased accruals and froze participation in the US Retirement Plan, effective June 30, 2013.

Non-qualified Supplemental Benefit Plan (the “Excess Plan”), provided to US employees hired before July 2012 with pay in excess of IRC section 401(a)(17) limit on eligible compensation

Restores benefits lost under the qualified Retirement Plan due to limitations imposed by Internal Revenue Code regulations to the same level as other colleagues who are not restricted by Internal Revenue Code limitations.

The Company ceased accruals and froze participation in the Excess Plan, effective June 30, 2013.

Non-qualified Supplemental Executive Retirement Plan (the “SERP”)

Provides executives who entered the SERP prior to June 2013 with enhanced retirement income due to tax rules governing qualified retirement plans that place significant limitations on the benefits which can be paid to executives.

The Company ceased accruals and froze participation in the SERP, effective June 30, 2013.

Non-qualified Deferred Compensation Plan (“DCP”)

Enables US executives to prepare for future financial security by allowing the deferral of otherwise taxable income on a pre-tax basis, with various investment options and flexible payment options. Provides for Company contributions mirroring those made under the qualified Savings Plan.

Company contributions to the DCP were enhanced following the cessation of accruals and freeze of participation in the US defined benefit retirement plans, effective July 1, 2013.

The John Wiley & Sons Limited Retirement Benefits Scheme (“UK Qualified Plan”)

Approved (qualified) retirement plan benefits are market competitive and provide retirement income for UK employees on a defined benefit basis in addition to providing an incentive for a long-term career with the Company.

This scheme is closed to new entrants and accruals based on service froze as of April 30, 2015.

The Unapproved Supplemental UK Plan (the “UK Non-Qualified Plan”)

Restores benefits “lost” under the UK Qualified Plan due to limitations imposed by the UK Revenue authorities to the same level as other colleagues in the UK Qualified Plan who are not affected by those restrictions.

This UK Non-Qualified Plan was closed to new entrants and accruals based on service froze as of April 30, 2015.

Perquisites (Discussed in greater detail on page 39.)	Financial planning, tax preparation, club membership	Limited perquisites are provided primarily for the financial security and productivity of the executive.

The table below highlights our current compensation practices – those we have implemented because we believe they drive performance and are aligned with sound governance standards – and those we have not implemented because we do not believe they would serve our shareholders’ long-term interests.

	Executive Compensation Practices We Have Implemented (What We Do)	Executive Compensation Practices We Have Not Implemented (What We Don’t Do)
✓	We ensure a correlation between pay and performance by having a significant portion of compensation that is performance-based and at-risk. Payment of the performance-based compensation is based on achievement of corporate and business financial goals and individual performance against pre-set strategic objectives. Different financial metrics are used in our annual and long-term incentive plans.	X	We prohibit the repricing of stock options and stock appreciation rights without shareholder approval. We also do not allow cash buyouts for underwater stock options or stock appreciation rights without shareholder approval.
✓	We review general and technology industry survey data, along with custom peer group information, when setting compensation for our executive officers.	X	We do not pay dividends on unearned performance-based equity awards.
✓	We mitigate risk by:	X	We do not maintain compensation programs that we believe create risks reasonably likely to have a material adverse effect on the Company.
● conducting an annual risk assessment;

● setting performance levels that correspond to a range of payments for performance-based compensation;

● capping payouts of annual and long-term performance-based compensation;

● including clawback provisions in our annual and long-term incentive plans;

● strictly prohibiting hedging activities in our Insider Trading Policy; and

● requiring retention of 50% of the net shares upon exercise or vesting until the stock ownership multiple is met.

✓	We have competitive post-employment and change in control provisions that apply to all executive officers.	X	We do not provide significant additional health and retirement benefits to executive officers that differ from those provided to all other employees.
✓	We have double-trigger vesting of equity awards following a change in control when the acquiring company is a publicly traded company and outstanding equity is assumed or replaced.	X	We do not provide excise tax gross-ups upon a change of control.
✓	We generally provide limited perquisites that we believe are beneficial to the Company.	X	We do not provide tax gross-ups on perquisites.
✓	The Compensation Committee, currently composed of three independent directors, retains an external, independent compensation consulting firm to advise on matters related to executive compensation and governance.	X	The Compensation Committee’s independent compensation consulting firm does not provide any other services to the Company.

The following changes to our executive compensation program were implemented during Fiscal 2017:

●

Beginning in Fiscal 2017, 60% of each NEO’s regular annual long-term incentive opportunity was delivered in the form of performance share units, and 40% was delivered in the form of restricted share units, an increase from 50% and 20% in prior years, respectively. Stock options, previously weighted at 30%, were eliminated as a form of long-term incentive beginning in Fiscal 2017. The Compensation Committee believes the new mix of equity provides an appropriate balance between risk and potential reward by tying realizable compensation directly to pre-established performance goals and future increases in stock price, provides alignment with shareholder interests, and serves as an effective retention tool for executive talent.

● The executive severance policy for NEOs was implemented during Fiscal 2017, to provide an appropriate level of financial protection against involuntary job loss through the provision of competitive and consistent post-termination benefits, contingent upon securing restrictive covenants such as non-compete and non-solicitation.

CEO Realizable Pay	To demonstrate the linkage between CEO pay and Company performance / changes in shareholder value, a comparison of realizable pay to reported pay and Total Shareholder Return (“TSR”) is presented below. While not intended to replace the Summary Compensation Table (“SCT”) on page 40, which includes targeted equity grants based on grant date values, this information includes the value realized from stock option exercises and the vesting of full-value awards during the fiscal year, and the change in the intrinsic value of outstanding equity awards as of the end of the fiscal year. SCT data is included in the chart and the accompanying table below for comparison purposes. Data shown are for the two years Mr. Allin was CEO. Mr. Allin’s Fiscal 2016 grants include stock awards under the Executive Long-Term Incentive Plan in addition to restricted and performance-based stock awards received upon appointment to CEO.

Realizable Compensation Analysis ($000s)
Compensation Element	Fiscal 2016	Fiscal 2017
Cash Compensation
Base Salary	$738	$775
Annual Incentive Earned	875	1,053
Total Cash Compensation	$1,613	$1,828

Long-Term Incentives
Value of Realized Awards at Exercise/Vesting	$226	$696
Change in Value of Outstanding Awards at FYE	665	1,591
Total	$891	$2,287
Total Realizable Compensation	$2,504	$4,115
Summary Compensation Table Values ($000s)
Compensation Element	Fiscal 2016	Fiscal 2017
Base Salary	$738	$775
Annual Incentive	875	1,053
Stock Awards	2,284	1,920
Stock Options	499	N/A
Total	$4,395	$3,748

2016 “Say-on-Pay” Advisory Vote on Executive Compensation

The Company provides shareholders with an annual “say-on-pay” advisory vote to approve its executive compensation, in accordance with Section 14A of the Exchange Act. At the 2016 Annual Meeting of Shareholders, our shareholders expressed substantial support for the compensation of our NEOs, with 99% of the votes cast for approval of our executive compensation program. The Compensation Committee evaluated the results of the 2016 advisory vote and believes the strong shareholder support signals approval of the current pay-for-performance executive compensation program and the sound governance practices in place at Wiley. As noted above in the Executive Summary, the Company has adopted governance practices that it believes best serve our shareholders, while also incorporating best practices that allow us to meet the overarching goals of our executive compensation program. In furtherance of that goal, the Compensation Committee determined to make certain changes to the executive compensation program, noted on page 31, in a continuing effort to reflect sound governance and market practices.

Compensation Principles and Practices

Principles of Wiley’s Executive Compensation Program	The following principles and practices shaped the design and implementation of the Company’s compensation program for Fiscal 2017:

●	The compensation mix is designed to emphasize variable pay, with a significant proportion performance-based, in line with the Company’s operating and strategic plans.

●	Senior executives, including the NEOs, have a significant, ongoing ownership stake in the Company to strengthen the alignment of our executives’ interests with those of our shareholders.

●	The program is competitive with the total compensation of companies in our custom benchmarking peer group, and in comparison to companies included in the general and technology industry surveys we use to benchmark executive compensation.

Role of Compensation Consultant	The Compensation Committee, currently composed of three independent directors, has engaged Frederic W. Cook & Co., Inc. (“FW Cook”) as its independent compensation consultant, to advise the Compensation Committee on matters related to executive compensation. The executive compensation consultant reports directly to the Compensation Committee, and works collaboratively with management with regard to evaluating changes to the executive compensation program and practices, conducting any required analysis in support of the executive compensation program, and providing competitive benchmarking information, including determining the companies for the benchmarking peer group. In addition, FW Cook provides competitive benchmarking for non-employee director pay to the Governance Committee. FW Cook does not offer or provide any other services to the Company, and the Compensation Committee determined that the retention of FW Cook has not raised any conflict of interest.

Following are the services provided to the Compensation Committee by FW Cook during Fiscal 2017:

●	Provided market and custom peer-group analysis and a competitive range of target compensation based on the Company’s compensation philosophy for executive officers, which was used for Fiscal 2017 executive compensation recommendations. The peer group compensation data is an additional reference point that supplements size-adjusted survey data for the Company’s proxy executives and provides information on executive compensation practices and competitive aggregate share usage and dilution levels.

●	Attended meetings as requested by the Compensation Committee, and conferred with the Compensation Committee Chair and management, as needed.

●	Monitored the Company’s executive compensation program and advised the Compensation Committee of change to plans or practices to improve effectiveness, competitiveness and alignment with good corporate governance principles. FW Cook conducted a review of key design features and mechanics of the executive severance programs currently in effect among Wiley’s benchmarking peer group, which was used by the Committee and management when considering changes to the Company’s executive severance practices.

●	Reviewed the Company’s executive compensation philosophy and competitive positioning for reasonableness and recommended modifications where appropriate.

●	Advised the Compensation Committee on management proposals, as requested.

●	Reviewed the Compensation Discussion and Analysis, compensation tables and other compensation-related disclosures included in the Company’s proxy statement.

●	Proactively advised the Compensation Committee on best practices for governance of executive compensation as well as areas of concern and risk in the Company’s program.

●	Proactively advised the Compensation Committee on legislative and regulatory developments related to compensation policies and programs and compensation-related disclosure.

Roles of the Compensation Committee and Management in Recommending Compensation	As described in greater detail below, individual base salaries, annual cash incentive awards and long-term incentive award values are determined based on the executive’s position and responsibilities and impact on the Company, individual and Company / business performance, tenure in current role and compensation positioning relative to the external marketplace. The CEO presents compensation recommendations for the other executive officers to the Compensation Committee for review and approval. The Compensation Committee, based on an evaluation of the CEO’s performance by the Executive Committee, determines the CEO’s compensation, and discusses its recommendation with the Board of Directors in executive session.

Determination of Target Compensation Levels

Compensation Philosophy	The Company’s executive compensation program for the executive officers consists of base salary, targeted annual cash incentives expressed as a percent of base salary and targeted long-term equity incentive award values. Each executive officer’s base salary, target annual cash incentive and long-term incentive award value are reviewed annually and adjusted when and if needed, based on the criteria noted above and depending on market conditions, to remain competitive with the external market. The program is designed to pay median base salaries, above-median total cash compensation for the achievement of challenging financial targets and strategic objectives, and below-median total cash compensation when those targets are not attained, thereby aligning executive compensation with shareholder interests. Third quartile levels of total direct compensation can be realized when challenging, long-term financial goals are achieved and accompanied by future share price appreciation. An executive’s position against the market may be below or above our target positioning based on a number of factors specific to the individual, including scope of responsibility, performance, tenure in position, level of experience and skill, and market conditions.

Compensation Benchmarking	The Compensation Committee’s independent compensation consultant prepares an annual review of executive compensation competitiveness, using a combination of third-party surveys and a custom benchmarking peer group. For Fiscal 2017, data from the Willis Towers Watson US General Industry Survey and the Radford Global Technology Survey were used, weighted two-thirds and one-third, respectively, and adjusted to be appropriate for the Company’s revenue size, as applicable. The independent compensation consultant presents its report to the Compensation Committee at its March meeting. In benchmarking compensation levels against the Willis Towers Watson and Radford survey data, the Compensation Committee considers only the aggregated survey data. Therefore, the Compensation Committee members do not consider the identity of the companies comprising the survey data to be material for this purpose.

Each year, compensation decisions covering base salary, annual incentives and long-term incentive award values are primarily driven by assessments of individual and Company performance. Comparisons are also made to the compensation survey data. Individual annual and long-term incentive payments from preceding years are not a significant factor in determining recommendations for the total compensation opportunity for an upcoming year.

Compensation for the CEO is established using the same process and philosophy previously discussed for the other executive officers. The Compensation Committee establishes the CEO’s base salary, target annual incentive and stock-based awards using the executive compensation competitive review report prepared annually by the independent compensation consultant, as indicated above. In addition, the CEO’s compensation relative to the next two highest-compensated executives is evaluated.

Weighting of Pay Elements – Fixed Versus “At Risk” Compensation	As noted more fully below and in other sections of this Proxy Statement, a significant portion of target total direct compensation (defined as base salary, target annual incentives and the target value of long-term incentives) granted to our executive officers in Fiscal 2017 is based on the attainment of annual and long-term financial objectives that we believe drive shareholder value. The following chart illustrates the target pay mix for our NEOs in Fiscal 2017. Approximately 80% of our CEO’s target total direct compensation and, on average, about 70% of our other NEOs’ target total direct compensation was variable in the form of annual cash-based incentives and long-term stock-based incentives.

We believe that this pay mix, with its emphasis on performance-based compensation, provides strong motivation to focus on attaining results that create shareholder value.

Compensation Elements

Base Salaries	Competitive base salaries allow the Company to attract and retain executive talent. For Fiscal 2017, the Company’s budget for US salary increases was 2.5%, including a merit budget of 2%, with a range of 0-4%, and an additional 0.5% for promotions and market adjustments. Base salary increases, if any, are effective July 1 of each year. The base salaries of our executive officers are based on a review of the competitive median marketplace for equivalent executive positions as previously discussed, assessment of the executive officer’s individual performance by the

CEO (or in the case of the CEO, by the Executive Committee of the Board of Directors), the performance of the Company and / or relevant business unit, internal pay relationships among executive officers based on relative duties and responsibilities, the tenure of the executive officer in his / her role, and the Company’s annual salary increase budget. Salary increases for the NEOs ranged from 0.9% to 4.0%.

Annual Incentives	Annual incentives are intended to motivate and reward senior executives for achieving short-term financial goals and strategic objectives that drive Company and business unit performance. The financial goals represent 75% of the targeted annual incentive, and strategic objectives represent 25% of the targeted annual incentive. Financial goals are based upon a strategic plan presented to and approved by the Board of Directors annually. At the end of the fiscal year, a payout factor is calculated using actual results against target. The range of payout of annual incentives is 50% of target for achievement of financial performance at the threshold level to 150% of target for achievement of financial performance at the outstanding level. There is no payout of the financial portion of the annual incentives if achievement of financial performance is below the threshold level. A payout range from 0 to 150% is also established for performance on strategic objectives.

Following are the Fiscal 2017 target annual incentives for the NEOs:

Named Executive Officer	Target Annual Incentive as a % of Base Salary
Mark J. Allin	120%
John A. Kritzmacher	100%
Gary Rinck	75%
John W. Semel	85%
Jeffrey L. Sugerman	75%

The target annual incentive percentages for Messrs. Allin, Kritzmacher and Sugerman were raised from 110% to 120%, 95% to 100%, and 70% to 75%, respectively, in Fiscal 2017, to align compensation with the external market, using variable-pay elements.

For the 75% of the annual incentive that is based on financial measures, corporate financial performance metrics are used for corporate NEOs, and a combination of corporate (weighted at 25%) and relevant business performance metrics (weighted at 75%) are used for business NEOs. For Fiscal 2017, the corporate performance metrics were revenue and EPS, equally weighted. Performance metrics for individual businesses were revenue and CTP, equally weighted. These performance metrics are important and visible short-term measures aligned with shareholder return.

In Fiscal 2017, in comparison to the corporate target goals set by the Compensation Committee for annual incentive purposes (see table below) revenue achievement was 99% of target and EPS achievement was 106.8% of target, resulting in a payout of 116.7% of target for the corporate performance measures.

Financial Objective	Weight	2017 Threshold Performance Level	2017 Target Amount	2017 Outstanding Performance Level	2017 Results
Revenue ($000s)	50%	97%	$1,769,300	103%	$1,752,000
EPS	50%	93%	$2.95	107%	$3.15

Note:	Financial results used for incentive payment purposes were adjusted to be on a constant currency basis using budgeted foreign exchange rates. Certain items and events may be excluded as permitted by the shareholder-approved 2014 Executive Annual Incentive Plan. These exclusions ensure that executives will not be unduly influenced in their decision-making because they would neither benefit nor be penalized as a result of certain unexpected and uncontrollable or strategic events that may positively or negatively affect the performance metrics in the short-term. For Fiscal 2017, the principal exclusions were dilution related to recent acquisitions and tax credits related to prior years.

Quantitative and qualitative strategic objectives for Fiscal 2017 were set based on the following goals:

●	Beat our revenue goals. Improve the top line in Research and K&L

●	Drive profitable growth in Solutions. Achieve scale and efficiency

●	Reach best in class for cost and delivery. Improve competitiveness

●	Deliver technology results. Implement the systems we need

●	Build a high-performance organization. Develop a culture of winning

●	Empower people to succeed. Enhance Executive Leadership Team effectiveness

An evaluation of each executive officer’s achievement of Fiscal 2017 strategic objectives in the context of the goals set forth above, was made by the CEO and approved by the Compensation Committee. In the case of the CEO, this evaluation was made by the Executive Committee.

There were no specific weightings for each of the preceding goals, and achievement of the strategic objectives was based on the Compensation Committee’s qualitative assessment. The key strategic accomplishments of the NEOs during Fiscal 2017 include: financial performance in line with guidance provided; significant progress in our digital evolution; the acquisition of Atypon; steady performance from Journal subscriptions; strong growth from Education Books, Author-Funded Access, Test Preparation & Certification, Corporate Learning, Online Program Management, Professional Assessment, and Course Workflow/WileyPLUS; continued transition of leadership and investment in new and existing talent to enhance business performance; initiated work on a multi-year operational excellence initiative; continued work on our ERP implementation and ourheadquarters office transformation.

Payout of the financial and strategic objectives portions of the annual incentives as a percentage of target, and total Fiscal 2017 annual incentives paid to the NEOs as a percentage of target, are noted in the table below.

Named Executive Officer	Payout of Financial-Based Incentive as a % of Target	Payout of Strategic Objectives Incentive as a % of Target	Total Annual Incentive Payout as a % of Target
Mark J. Allin	116.7%	100%	113%
John A. Kritzmacher	116.7%	150%	125%
Gary Rinck	116.7%	90%	110%
John W. Semel	116.7%	90%	110%
Jeffrey L. Sugerman	107.0%	110%	108%

Long-Term Stock-Based Incentives	Long-term incentives are intended to motivate and reward executive officers for achieving long-term (three-year) business objectives that drive Company performance. The long-term incentive program for executive officers consists of annual grants of performance share units and restricted share units, weighted approximately 60% and 40% of long-term target value, respectively. As noted above, we eliminated the use of stock options beginning in Fiscal 2017, and shifted the weight to performance share units (previously weighted at 50%) and restricted share units (previously weighted at 20%).

The Compensation Committee believes the new mix of equity provides an appropriate balance between risk and potential reward by tying realizable compensation directly to pre-established performance goals and future increases in stock price, provides alignment with shareholder interests, and serves as an effective retention tool for executive talent. In administering the long-term incentive program, the Compensation Committee considers data from the executive compensation survey previously discussed, and the recommendations of the CEO (with respect to the other executive officers), to establish the targeted long-term incentive award values for each executive officer.

●	Performance share units are used to focus executive officers on the achievement of three-year corporate financial performance goals established by the Compensation Committee. The use of corporate performance measures aligns executive officers with the overall success of the Company and the strategic plan approved by the Board of Directors. At the end of the performance cycle, a payout factor is calculated based on actual results against threshold, target and outstanding performance levels, resulting in a payout from 0% to 150% of the targeted number of performance share units for cycle. There is no payout in shares if performance is below the threshold level. Performance share units vest 50% at the end of the performance cycle and 50% the following April 30th , except in limited circumstances involving performance shares for completed performance cycles upon executive retirement, death or permanent disability. For participants of the Executive Long-Term Incentive Plan, dividend equivalents are paid on earned shares over the additional vesting period following the end of the performance cycle. Beginning with the Fiscal 2018 grants, earned performance share units will vest 100% following the end of the performance cycle, once financial achievement levels have been approved by the Compensation Committee.

For the Fiscal 2015-17 performance cycle, fiscal 2017 EPS and three-year cumulative FCF were the performance measures, weighted at 60% and 40%, respectively. As noted previously, for the Fiscal 2017-19 performance cycle, cumulative EBITDA and cumulative FCF are the performance measures used, with a weight of 60% and 40%, respectively. These performance measures maintain focus on simple, critical, long-term value drivers.

For the Fiscal 2015-17 performance cycle, EPS achievement was below threshold at 87.5% of target, and FCF achievement was also below threshold at 83.9% of target. As a result, there was no payout to the NEOs for this performance cycle.

Financial Objective	Fiscal 2015-17 Threshold Performance Level	Fiscal 2015-17 Target Amount	Fiscal 2015-17 Outstanding Performance Level	Fiscal 2015-17 Results
EPS	90%	$4.09	110%	$3.58
Normalized FCF ($000s)	90%	$930,000	110%	$780,300

Note:	Financial results used for long-term incentive payment purposes were adjusted to be on a constant currency basis using budgeted foreign exchange rates and for certain items and events as permitted by the shareholder-approved 2014 Key Employee Stock Plan. These exclusions ensure that executives will not be unduly influenced in their decision-making because they would neither benefit nor be penalized as a result of certain unexpected and uncontrollable or strategic events that may positively or negatively affect the performance metrics in the short-term. For the Fiscal 2015-17 cycle the principal exclusions were dilution from acquisitions; additional ERP development and headquarters renovation costs versus the original Plan; expenses and cash payments related to restructuring actions; additional retirement plan payments and tax payments. Free cash flow is defined by the Company as cash from operating activities less cash used for investing activities excluding acquisitions.

The following table shows the Fiscal 2015-17 target performance shares for the NEOs, noting that none were earned:

Named Executive Officer	Target Performance Shares for the Fiscal 2015-17 Cycle	Earned Performance Shares for the Fiscal 2015-17 Cycle	Total Payout as a % of Target
Mark J. Allin	4,000	0	0%
John A. Kritzmacher	8,700	0	0%
Gary Rinck	4,200	0	0%
John W. Semel	2,000	0	0%
Jeffrey L. Sugerman	1,300	0	0%

The NEOs’ target performance shares for the Fiscal 2017-19 performance cycle are included in the Grants of Plan-Based Awards Table on page 42.

●	Restricted share units facilitate stock ownership, expediting achievement of the stock ownership multiple, and provide an additional retention mechanism. Dividend equivalents are paid on restricted share units until the shares vest. Restricted share units vest 25% per year, on April 30th.

Stock-based awards are made using a ten-day trailing average stock price from the date five business days after the release of the Company’s year-end earnings.

One-Time Supplemental Long-Term Incentives	Periodically, one-time supplemental long-term incentives are used in situations where specific focus on a multi-year initiative is required. These performance-based awards have specific, measurable objectives, and are typically paid on a continuum between a 50% threshold performance level and a 150% outstanding performance level. There is sometimes a service-based component.

In Fiscal 2016, Messrs. Kritzmacher and Sugerman were granted one-time supplemental long-term incentives, payable in cash based on performance at the end of Fiscal 2017. Both awards also include a service component. Mr. Kritzmacher’s $500,000 long-term cash incentive was paid at the targeted level based on achievement of technology-related milestones, and tenure through the end of Fiscal 2017. Mr. Sugerman’s $900,000 long-term cash incentive was paid at 76.5% of target, or $688,800 based on the level of achievement of long-term revenue and CTP goals for the Talent Solutions and Education Services business, and tenure through the end of Fiscal 2017.

Mr. Sugerman was granted a supplemental share-based award in Fiscal 2017 which was paid at 101.5% of target, or 2436 shares based on the achievement of Fiscal 2017 revenue and contribution to profit goals for the Talent Solutions business.

Stock Ownership Guidelines	The Compensation Committee believes that the ultimate goal of the long-term incentive program is to align the interests of Company stockholders and management. To reinforce this principle, the Compensation Committee established stock ownership guidelines for all executive officers participating in the long-term incentive program. The ownership guideline for the CEO is six times base salary. The ownership guideline for the other executive officers is two and one-half times base salary. Shares counted toward the ownership guidelines consist of:

●	Shares owned outright

●	Half of the performance share units earned (i.e. where the performance cycle has been completed), but not yet vested. (Assumes half will be surrendered to pay taxes.)

●	Half of time-based restricted shares / restricted share units granted. (Assumes half will be surrendered to pay taxes.)

Mr. Rinck has exceeded his targeted shareholdings.

Messrs. Allin, Kritzmacher, Semel and Sugerman were relatively new to their roles in Fiscal 2017 and mad progress toward meeting their ownership targets.

For all equity grants awarded during and after June 2011, there is a stock retention requirement for our executive officers, including the NEOs, that requires retention of 50% of the net shares acquired upon the exercise of stock options or the vesting of performance share units and restricted shares/share units until the executive satisfies the stock ownership salary multiple.

Clawback Provision	To ensure that our compensation program does not encourage excessive risk taking the Company has a clawback provision in both the annual and long-term incentive plans covering the top 450 employees in the Company. The clawback provision allows the Company to recoup incentive payments to covered incentive participants in the event that the Company restates its financial results because of fraud, gross negligence or intentional misconduct on the part of one or more employees and/or because of material non-compliance with securities laws.

Hedging Prohibition	As part of an Insider Trading Policy, the Company strictly prohibits any type of hedging activity, including the use of financial instruments such as prepaid variable forwards, equity swaps, collars and/or exchange funds.

Retirement and Post-Employment Benefits	All NEOs are eligible to participate in the Company’s qualified savings and retirement plans, as described further starting on page 46. However, because US and UK tax rules governing qualified retirement plans place significant limitations on the benefits that can be paid to executives, the Company has adopted four non-qualified retirement plans to supplement qualified retirement benefits.

●	Nonqualified Supplemental Benefit Plan (the “Excess Plan”). The Excess Plan was adopted by the Board of Directors to restore benefits that cannot be provided under the Employees’ Retirement Plan of John Wiley & Sons, Inc. (“US Retirement Plan”) due to limitations imposed by the Internal Revenue Code. Participation in and accruals under the Excess Plan were frozen as of June 30, 2013.

●	Supplemental Executive Retirement Plan (the “SERP”). Participation in and accruals under the SERP were frozen as of June 30, 2013. The SERP is more fully described on page 45.

●

Deferred Compensation Plan (the “DCP”). The Deferred Compensation Plan was adopted by the Board of Directors to provide the opportunity to defer compensation for those executives who are not able to take full advantage of the Company’s qualified Savings Plan because of tax rules limiting contributions. In conjunction with the freeze of the US defined benefit plans, the Board approved amending the DCP to provide for Company contributions mirroring those made under the Savings Plan.

●	UK Unapproved Supplemental Plan (the “UK Non-Qualified Plan”). The UK Non-Qualified Plan was adopted by the Board of Directors to restore benefits for selected individuals that cannot be provided under the UK Qualified Plan due to limitations imposed by Her Majesty’s Revenue & Customs. Participation in and service-related accruals under the UK Non-Qualified Plan were frozen as of April 30, 2015.

As noted above, the Company ceased accruals and froze participation in the US defined benefit retirement plans, including the US Retirement Plan, the Excess Plan, and the SERP, effective June 30, 2013. At the same time, the Company enhanced its Defined Contribution Savings Plan (401(k)) and the DCP. Service-related accruals under the UK Qualified Plan and the UK Non-Qualified Plan were frozen as of April 30, 2015, and colleagues previously accruing benefits under the UK Qualified Plan became covered by the UK Group Personal Pension Plan (GPPP), a UK tax-qualified defined contribution arrangement.

Health and Welfare Benefits	The Company provides or makes available a number of health and welfare benefits, such as medical, dental, vision, life, accident and long-term disability insurance to all US-based employees, including the NEOs. These competitive benefits are provided primarily for the well-being of Wiley employees, and at the same time enhance Wiley’s attractiveness as an employer of choice.

Perquisites and Other Benefits

The Company provides limited perquisites and other personal benefits to the NEOs, of which the incremental cost to the Company in the aggregate is generally in the range of $10,000 to $19,000 annually. These taxable benefits are provided primarily for the financial security and productivity of executives, which allows greater focus on Wiley business activities. These limited perquisites primarily consist of financial planning and tax preparation, an allowance for business and health club memberships, parking in the headquarters building (where appropriate).

During Fiscal 2017, Mr. Allin received a taxable allowance of $10,000 per month for relocation, dual living expenses and family travel, as his family remained in the UK. In addition, since Mr. Allin traveled extensively and has tax obligations in both the UK and US, the Company provides tax consultation and preparation assistance from PricewaterhouseCoopers. During Fiscal 2017, these charges amounted to $66,103. During Fiscal 2017, Mr. Sugerman received a taxable allowance of $12,500 per month for relocation, dual housing and living expenses.

Post-Employment Benefits

Depending on the circumstances of their termination, the NEOs are eligible to receive severance benefits in the form of base salary as a lump-sum payment, annual incentive, healthcare benefits and accelerated vesting of equity as determined by the provisions in their employment agreements or the Executive Severance Plan, which are discussed in detail starting on page 47. Under a dismissal without cause or constructive discharge following a change of control, the Company provides these severance benefits because it serves the best interest of the Company and its shareholders to have executives focus on the business merits of mergers and acquisitions without undue concern for their personal financial outcome. In the case of a without cause termination or constructive discharge absent a change in control, the Company believes it is appropriate to provide severance for a limited period to bridge executives to new employment, particularly in view of our non-compete and non-solicitation covenants.

Tax Deductibility of Compensation

Ordinarily it is in the best interest of the Company to retain flexibility in its compensation programs to enable it to appropriately reward, retain and attract executive talent necessary to further the Company’s success. To the extent such goals can be met with compensation that is designed to be deductible under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), such as the 2014 Key Employee Stock Plan and the Executive Annual Incentive Plan, each approved by the shareholders in September 2014, such compensation plans will be used. However, the Compensation Committee recognizes that in appropriate circumstances, compensation that is not deductible under the Code may be paid at the Compensation Committee’s discretion.

The rules and regulations promulgated under Code Section 162(m) are complex and subject to change from time to time, sometimes with retroactive effect. There can be no guarantee, therefore, that amounts potentially subject to the Code Section 162(m) limitations will be treated by the Internal Revenue Service as “qualified performance-based compensation” under Code Section 162(m) and/or deductible by the Company.

Closing Statement

The executive compensation program discussed herein is based on our beliefs that:

●     The quality of our leadership is among the most important determinants of the Company’s success;

●     Our ability to attract and retain industry leaders who will ensure our success requires a competitive, performance-based compensation program;

●     Our shareholders are best served by providing our executive officers with appropriate financial rewards directly linked to the long-term success of the Company; and

●     Our executive officers must share in the risks as well as the rewards of achieving the Company’s challenging performance goals.

We believe that the Company’s executive compensation program meets the goals and objectives discussed above.

Summary Compensation Table:	Name [a]	Year [b]	Salary ($) [c]	Bonus ($) [d]	Stock Awards ($) [e]	Option Awards ($) [f]	Non-Equity Incentive Plan Compensation ($) [g]	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) [h]	All Other Compensation ($) [i]	Total ($) [j]
	Mark J. Allin	2017	775,000		1,919,512	0	1,053,234	507,177	270,023	4,524,947
		2016	737,500		2,283,832	498,845	875,119	108,462	202,305	4,706,063
		2015	472,870		334,320	167,620	309,836	332,866	140,450	1,757,962
	John A. Kritzmacher	2017	662,500		1,174,941	0	1,331,416	7,498	91,348	3,267,703
		2016	645,000		745,787	319,485	701,326	1,074	79,970	2,492,641
		2015	616,667		728,340	311,100	593,712	1,312	78,447	2,329,577
	Gary Rinck	2017	549,167		539,493	0	453,854	462,771	61,044	2,066,328
		2016	543,333		352,737	151,040	423,363	199,047	54,549	1,724,069
		2015	531,667		352,230	149,600	359,319	503,614	51,300	1,947,730
	John W. Semel	2017	454,167		479,776	0	425,522	1,354	37,872	1,398,691
		2016	450,000		307,945	132,013	396,175	24,522	34,147	1,344,802
		2015	394,625		167,160	71,400	281,204	38,682	36,040	989,111
	Jeffrey Sugerman	2017	379,167		383,854	0	995,941	897	179,351	1,939,210
		2016	375,000		179,728	76,995	288,914	(1,839)	181,831	1,100,629

40

(e):                The amounts reported in this column consist of performance share units and restricted share units granted under the Company’s 2014 Key Employee Stock Plans. The amounts noted for the performance share units represent the value at the grant date based on the probable outcome of the performance conditions under the awards. Maximum value payouts of the performance share units are 150% of target, and will only occur if the Company reaches preset “outstanding” performance benchmarks. To calculate the fair value of the awards, the market price on the date of grant is used in accordance with the FASB ASC Topic 718, Stock Compensation. Refer to Notes 2 and 16 in the Notes to the Consolidated Financial Statements in the Company’s 2017 Annual Report on Form 10-K for the assumptions used in determining FAS ASC Topic 718, Stock Compensation values.

(f):                The amounts reported in this column consist of stock options granted under the Company’s 2014 Key Employee Stock Plans. Beginning in Fiscal 2017, the company has stopped awarding stock options. The assumptions used to calculate the stock option award values for Fiscal 2015 and 2016 are in accordance with FASB ASC Topic 718, Stock Compensation. Refer to the Notes to the Consolidated Financial Statements in the Company’s 2015 and 2016 Annual Report on Form 10-K for the assumptions used in determining FASB ASC Topic 718, Stock Compensation values. The amounts listed do not necessarily reflect the level of compensation that may be realized by our named executive officers.

(g):               The total annual incentive for Fiscal 2017 was earned based on the achievement of pre-established corporate and, in the case of Mr. Sugerman, business financial measures—including revenue, EPS and business CTP—approved by the Compensation Committee, as well as the achievement of strategic objectives that are designed to drive improved performance for the Company. Mr. Kritzmacher and Mr. Sugerman also received payment for their supplemental long-term cash incentives. Mr. Kritzmacher’s payment was based on achievement of an agreed set of technology-related milestones and continued service through the two-year period. Mr. Sugerman’s long-term cash incentive was payable based on achievement of long-term revenue and CTP goals for the Talent Solutions and Education Services business, and continued service through the two-year period.

(h):               The change in pension value is mostly attributable to the net effects of changing the discount rates, decrease in the discount period, revising the mortality table, and updating the UK exchange rates for UK pension benefits.  Change in pension values for Messrs. Allin, Rinck, Semel and Sugerman are $506,110, $111,169, $1,133 and $768 respectively.

Nonqualified deferred compensation earnings represents the market fluctuation on account balances based on the investment funds for Messrs. Allin, Kritzmacher, Rinck, Semel and Sugerman are $1,067, $7,498, $351,602, $221 and $129 respectively.

Mr. Allin’s Present Value of Accumulated Benefits from the UK Qualified Plan was calculated using a British £ to US $ conversion factor of 1.4542 and 1.28086, for benefits as of April 30, 2016 and April 30, 2017, respectively. Mr. Allin’s Present Value of Accumulated Benefits from the UK Qualified Plan was calculated using UK disclosure assumptions as of April 30, 2016 and April 30, 2017, as applicable. The change in pension value reflects the US Qualified, Excess and SERP benefits frozen as of June 30, 2013. Note the following:

●      Mr. Allin continued to accrue UK pension benefits through April 30, 2015.

●      Additional US pension accruals ceased as of the US plans’ freeze.

●      The change in pension value is mostly attributable to the net effects of changing the discount rates, decrease in the discount period, revising the mortality table, and updating the UK exchange rates for UK pension benefits.

(i):                 All Other Compensation consists of the following in Fiscal 2017:

●      Employer contributions to the Company 401(k) plan and Deferred Compensation Plan for Messrs. Allin, Kritzmacher, Rinck, Semel and Sugerman, are valued at $71,330, $58,878, $42,697, $37,415 and $29,352 respectively.

●      Perquisites (financial planning, health club membership fees, parking benefits) for Messrs. Allin, Kritzmacher and Rinck, valued at $12,590, $18,470 and $18,347, respectively.

●      Mr. Allin was a UK-based executive who traveled extensively to the US on Company business, and relocated to the US in June 2015. He has tax obligations and other filing requirements in both the UK and the US. The Company has agreed to cover tax preparation and filing assistance in the UK and the US, and completion of other filing obligations in the UK and the US for Mr. Allin through PricewaterhouseCoopers (PwC), amounting to $66,103 in Fiscal 2017, and included as “other compensation.”

●      The Compensation Committee agreed to provide Mr. Allin with an allowance of $10,000 per month to be reviewed annually and used to cover dual UK and US living expenses, and personal travel for himself and his family between the UK and the US, since part of his family continues to reside in the UK.

●      The Compensation Committee agreed to provide Mr. Sugerman with an allowance of $12,500 per month to cover relocation, dual housing and living expenses.

●      The following NEO’s requested and received a cash donation from the Company to organizations pursuant to the Company’s Matching Gift Program: Mr. Kritzmacher - $14,000 and Mr. Semel - $460.

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Grants of Plan-Based Awards During Fiscal 2017:									All Other Stock Awards: Number of Shares of Stock or Units (#) [i]	All Other Option Awards: Number of Securities Underlying Options (#) [j]	Exercise or Base Price of Option Awards ($/Sh) [k]	Grant Date Fair Value of Stock and Option Awards ($) [l]

			Estimated Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
			Threshold ($) [c]	Target ($) [d]	Maximum ($) [e]	Threshold (#) [f]	Target (#) [g]	Maximum (#) [h]
	Mark J. Allin	6/22/2016	468,000	936,000	1,404,000
		6/22/2016				11,283	22,565	33,848				1,151,718
		6/22/2016							15,043			767,795
	John A. Kritzmacher	6/22/2016	332,500	665,000	997,500
		6/22/2016				6,905	13,810	20,715				704,862
		6/22/2016							9,210			470,078
	Gary Rinck	6/22/2016	206,250	412,500	618,750
		6/22/2016				3,170	6,340	9,510				323,594
		6/22/2016							4,230			215,899
	John W. Semel	6/22/2016	193,375	386,750	580,125
		6/22/2016				2,820	5,640	8,460				287,866
		6/22/2016							3,760			191,910
	Jeffrey L. Sugerman	6/22/2016	142,500	285,000	427,500
		6/22/2016				1,565	3,130	4,695				159,755
		6/22/2016							2,080			106,163
		9/21/2016				1,200	2,400	3,600				117,936

(c) to (e):     Represents the annual incentives for Fiscal 2017 that are based on achievement of financial goals and strategic objectives. For the annual incentives, financial performance measures and relative weighting of each performance measure, as well as the threshold, target and outstanding levels of performance, are set at the beginning of the fiscal year. Revenue, EPS and business CTP were the financial performance measures used for Fiscal 2017. Strategic objectives are designed to drive improved performance for the Company in the current and future fiscal years. Actual annual incentive payouts for Fiscal 2017 are indicated in column (g) of the Summary Compensation Table.

(f) to (h):     Represents the performance share unit awards granted for the Fiscal 2017-19 performance cycle pursuant to the 2014 Key Employee Stock Plan. In Fiscal 2017 executives received 60% of their targeted long-term incentive (excluding one-time awards) in the form of performance share units. Financial performance measures and relative weighting of each performance measure, as well as the threshold, target and outstanding levels of performance are set at the beginning of the three-year plan cycle. Cumulative EBITDA and cumulative free cash flow are the performance measures used for the Fiscal 2017-19 performance cycle, weighted at 60% and 40%, respectively. No long-term incentive is payable unless the threshold performance level is reached for one of the performance measures. The performance share units, if earned, vest 50% on June 30, 2019 and the remaining 50% on April 30, 2020. Dividends are not paid during the performance period, but dividend equivalents are paid on earned shares following the performance cycle and before vesting. In the case of Mr. Sugerman, a supplemental performance award was granted and was paid out in June 2017 based on achievement of annual revenue and contribution to profit goals for the Solutions business.

(i):                 Represents the restricted share unit awards granted for Fiscal 2017, pursuant to the 2014 Key Employee Stock Plan. Restricted share units vest 25% per year over four years, on April 30. In Fiscal 2017 executives received 40% of their targeted long-term incentive (excluding one-time awards) in the form of restricted share units. Dividend equivalents are paid on restricted share units until the shares vest.

(j):                 Option grants are no longer awarded.

(l):                 The grant date fair value of the performance share units and restricted share units is computed in accordance with FASB ASC Topic 718, Stock Compensation. The grant date fair value of the performance share unit and restricted share unit awards is based on a $51.04stock price. The fair value disclosed in this column for the performance share units represents the total fair value of those awards at the target level. Maximum value payouts are 150% of target, and will only occur if the Company reaches preset “outstanding” performance benchmarks. Refer to Notes 2 and 16 in the Notes to the Consolidated Financial Statements in the Company’s 2017 Annual Report on Form 10-K for the assumptions made in determining FASB ASC Topic 718, Stock Compensation values.

42

Outstanding Equity Awards at Fiscal 2017 Year End:	Name [a]	Number of Securities Underlying Unexercised Options (#) Exercisable [b]	Number of Securities Underlying Unexercised Options (#) Unexercisable [c]		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) [d]	Option Exercise Price ($) [e]	Option Expiration Date [f]	Number of Shares or Units of Stock That Have Not Vested (#) [g]		Market Value of Shares or Units of Stock That Have Not Vested ($) [h]	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) [i]		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) [j]
	Mark J. Allin	4,500				$47.55	6/25/2018	3,100	(1)	163,370	24,850	(6)	1,309,595
		7,495				$35.04	6/24/2019	1,150	(1)	60,605	22,565	(7)	1,189,176
		28,675				$40.02	6/23/2020	1,600	(2)	84,320
		26,100				$49.55	6/22/2021	7,500	(4)	395,250
		26,100				$48.06	6/26/2022	2,970	(3)	156,519
		7,598	7,598	(1)		$39.53	6/24/2023	11,283	(5)	594,614
			9,860	(2)		$59.70	6/23/2024
		16,910	16,910	(3)		$55.99	6/23/2025
	John A. Kritzmacher	30,000	30,000	(1)		$39.53	6/24/2023	5,345	(1)	281,682	9,510	(6)	501,177
			18,300	(2)		$59.70	6/23/2024	3,500	(2)	184,450	13,810	(7)	727,787
		10,830	10,830	(3)		$55.99	6/23/2025	1,905	(3)	100,394
								6,908	(5)	364,052
	Gary Rinck	30,000				$47.55	6/25/2018	3,368	(1)	177,494	4,500	(6)	237,150
		30,000				$35.04	6/24/2019	1,250	(1)	65,875	6,340	(7)	334,118
		25,000				$40.02	6/23/2020	1,700	(2)	89,590
		25,000				$49.55	6/22/2021	900	(3)	47,430
		25,000				$48.06	6/26/2022	3,173	(5)	167,217
		7,150	7,150	(1)		$39.53	6/24/2023
			8,800	(2)		$59.70	6/23/2024
		5,120	5,120	(3)		$55.99	6/23/2025
	John W. Semel	4,100				48.06	6/26/2022	1,337	(1)	70,460	3,930	(6)	207,111
		2,850	2,850	(1)		39.53	6/24/2023	500	(1)	26.350	5,640	(7)	297,228
			4,200	(2)		59.70	6/23/2024	800	(2)	42,160
		4,475	4,475	(3)		55.99	6/23/2025	785	(3)	41,370
								2,820	(5)	148,614

	Jeffrey L. Sugerman	2,200	2,200	(1)		$39.53	6/24/2023	1,016	(1)	53,543	2,290	(6)	120,683
			2,700	(2)		$59.70	6/23/2024	400	(1)	21,080	3,130	(7)	164,951
		2,610	2,610	(3)		$55.99	6/23/2025	1,334	(8)	70,302
								500	(2)	26,350
								460	(3)	24,240
								1,560	(5)	82,212
								2,436	(8)	128,377

(1)              Remaining 50% of award vests on April 30, 2018.

(2)              Award vests 50% on April 30, 2018 and 50% on April 30, 2019.

(3)              Remaining 50% of award vests 25% on April 30, 2018 and 25% on April 30, 2019.

(4)              Remaining 75% of award vests 25% on June 1, 2017, 25% on June 1, 2018 and 25% on June 1, 2019.

(5)              Remaining 75% of award will vest 25% on April 30, 2018, 25% on April 30, 2019 and 25% on April 30, 2020.

(6)              Award vests 50% on June 30, 2018 and 50% on April 30, 2019.

(7)              Award vests 50% on June 30, 2019 and 50% on April 30, 2020.

(8)              Award vested 100% on June 30, 2017.

(e):                The exercise price of all stock options may not be less than 100% of the fair market value of the stock on the date of grant.

(f):                 Stock options have a term of 10 years. Stock options continue to vest and can be exercised for a period following retirement, but no later than the expiration of the option.

(g):                Includes the second half of the shares earned for the Fiscal 2014-16performance cycle; the restricted share units granted in June 2013-2016; and any supplemental awards , all of which will vest as noted above.

(h) and (j):    Based on the April 28, 2017 closing market price of Class A stock of $52.70.

43

(i): Represents the target number of performance share units granted but yet-to-be earned for the Fiscal 2016-18 and Fiscal 2017-19 long-term incentive cycles. The Fiscal 2016-18 shares, if earned, will vest half on June 30, 2018 and half on April 30, 2019. The Fiscal 2017-19 shares, if earned, will vest half on June 30, 2019 and half on April 30, 2020.

Option Exercises and		Option Awards		Stock Awards
Stock Vested Table:	Name [a]	Number of Shares Acquired on Exercise (#) [b]	Value Realized on Exercise ($) [c]	Number of Shares Acquired on Vesting (#) [d]	Value Realized on Vesting ($) [e]
	Mark J. Allin	3,500	$11,580	12,934	$684,672
	John A. Kritzmacher	0	$0	14,850	$765,720
	Gary Rinck	0	$0	7,375	$388,663
	John W. Semel	7,250	$60,454	8,607	$434,189
	Jeffrey L. Sugerman	0	$0	2,165	$114,096

(c):             The value realized on exercise represents the excess of the fair market value of the underlying securities purchased on the date of exercise over the exercise price contained in the option.

(d):                Includes:

●      the second half of the performance share units earned from the Fiscal 2013-15 performance cycle (Messrs. Allin, Kritzmacher, Rinck and Semel),

●      the first half of the performance share units earned from the Fiscal 2014-16 performance cycles (Messrs. Allin, Kritzmacher, Rinck, Semel and Sugerman)

●      the first half the restricted share units granted in June 2013 (Messrs Allin, Rinck, and Semel)

●      the second quarter of restricted share units granted in June 2015 (Messrs. Allin, Kritzmacher, Rinck, Semel and Sugerman),

●      the first quarter of restricted share units granted in June 2016

●      the first quarter of promotional restricted share award granted in June 2015 (Mr. Allin)

●      the full vesting of a one-time restricted share award granted in September 2013 (Mr. Semel)

(e):                The value realized on the vesting of restricted stock awards represents the value of stock no longer subject to a risk of forfeiture or other restrictions, obtained by multiplying the number of shares of stock released from such restrictions by the closing market price of Class A Common Stock on the dates of vesting.

Pension Benefits Table:	Name [a]	Plan [b]	Number of Years Credited Service (#) [c]	Present Value of Accumulated Benefit(1) ($) [d]	Payments During Last Fiscal Year ($) [e]
	Mark J. Allin	Qualified Plan	N/A	N/A	0
		Excess Plan	N/A	N/A	0
		SERP	13	1,222,751	0
		UK Qualified Plan(2)(3)	16	1,713,022	0
	Gary Rinck	Qualified Plan	9	356,413	0
		Excess Plan	9	966,544	0
		SERP	9	3,102,512	0
	John W. Semel	Qualified Plan	4	101,708	0
		Excess Plan	4	124,879	0
	Jeffrey L. Sugerman	Qualified Plan	0.5	15,960	0
		Excess Plan	0.5	29,913	0

(1)              The credited service and the accumulated benefits used to determine the present value of the US Qualified, Excess and SERP benefits are as of the US plans’ freeze on June 30, 2013. Mr. Allin’s UK plan credited service and accumulated benefit used to determine present value are as of April 30, 2017.

(2)              Mr. Allin’s Present Value of Accumulated Benefits from the UK Qualified Plan was calculated using a British £ to US $ conversion factor of 1.28086.

(3)              Mr. Allin’s Present Value of Accumulated Benefits from the UK Qualified Plan was calculated using UK disclosure assumptions including a 2.60% discount rate.

(d):                The amounts shown in the table above for all plans represent the actuarial present values of the executives’ accumulated benefits accrued as of April 30, 2017, calculated using the same assumptions in footnote 15 of the Company’s financial statements, except that the SERP benefit for Mr. Rinck calculated under the 1989 SERP has no mortality assumption and under the 1989 and 2005 SERP, no recognition of pre-retirement mortality.

44

The Employees Retirement Plan of John Wiley & Sons, Inc. (the Qualified Plan)	The Company sponsors a qualified defined benefit pension plan to provide retirement benefits to US based employees of the Company. The Plan pays benefits at retirement to participants who terminate or retire from the Company after meeting certain eligibility requirements. Prior to January 1, 2005, benefits under the Qualified Plan provided for annual normal benefits payable at normal retirement age of 65 based on certain factors times average final compensation times years of service not to exceed 35 (the “Previous Benefit Formula”). Effective January 1, 2005 the Qualified Plan formula was revised to provide covered participants with enhanced future benefits. After January 1, 2005, benefits are calculated as the sum of:

●	A frozen benefit as of December 31, 2004, calculated under the Previous Benefit Formula, plus

●	An annual benefit earned for benefit service after January 1, 2005. The amount of each year’s accrual is the sum of:

●	total annual compensation (annual base salary, plus 100% of bonus) for the year up to and including 80% of that year’s Social Security Wage Base times 1.0%, plus

●	total annual compensation for the year in excess of 80% of that year’s Social Security Wage Base times 1.3%.

The Company announced a cessation of accruals and freeze of participation in the US Qualified Retirement Plan, effective June 30, 2013.

The plan recognizes a maximum of 35 years of benefit service, accruing through June 30, 2013. If the total benefit service is greater than 35 years at age 65, the benefit will be equal to the 35 consecutive years of benefit accruals that produce the highest combined amount.

The plan provides for retirement as early as age 55 with ten years of service. The age 65 benefit is reduced by 4% per year for each year less than 65, unless a participant has 20 years of service, in which case the participant can retire as early as age 62 without an early retirement reduction.

The frozen annual benefit calculated under the Previous Benefit Formula for the combined Qualified Plan and the Excess Plan described below for Mr. Rinck is $3,399.

The Nonqualified Supplemental Benefit Plan (the Excess Plan)	The Excess Plan provides benefits that would otherwise be denied participants by reason of certain Code limitations on the tax-qualified benefit. In addition, the Excess Plan provides benefits to certain individuals which arise from additional service credit granted for previous employment with acquired companies.

Average final compensation and total annual compensation are determined under the Excess Plan in the same manner as under the Qualified Plan, except that a participant’s compensation is not subject to the limitations under the Code. Years of service under the Qualified Plan and the Excess Plan are the number of years and months through the plans’ freeze date, June 30, 2013, limited to 35 years, worked for the Company and its subsidiaries after attaining age 21.

The Company announced a cessation of accruals and freeze of participation in the US Supplemental Benefit (“Excess”) Plan, effective June 30, 2013.

Supplemental Executive Retirement Plan (the SERP)	In March 2005, the Board froze participation in the existing 1989 SERP and adopted the 2005 SERP. All active participants in the 1989 SERP, except those who were directors, 5% owners or who were within two years of the normal retirement age of 65, were given the option, prior to December 31, 2005, to waive their right to all benefits under the 1989 SERP and receive benefits under the 2005 SERP in consideration of that waiver. Four participants elected to do so. Mr. Rinck remains in the 1989 SERP.

The benefit under the 1989 SERP is the higher of the “primary” or the “additional” benefit.

●	The primary benefit consists of ten annual payments commencing at retirement (at or after age 65) determined by multiplying the participant’s base salary rate at retirement by 2.5, reducing the result by $50,000 and dividing the remainder by five. The plan also provides for an alternative early retirement benefit for participants who retire after age 55 with five years of service, a reduced payment for participants whose employment is terminated prior to age 65 other than on account of death (and who do not qualify for early retirement) and a survivor benefit for the beneficiaries of a participant who dies prior to age 65 while employed by the Company or an affiliate.

●	The additional benefit provides participants with a guaranteed total annual retirement benefit beginning at age 65 for ten years of 50%, 55%, or 65% (the “Applicable Percentage”) of average compensation, defined as base salary and annual incentive, over the executive’s highest three consecutive years. This amount is reduced by the retirement benefits under the Qualified Plan, the Excess Plan and the primary benefit above. The Applicable Percentage for Mr. Rinck is 50%.

The 2005 SERP provides a lifetime annual benefit determined by multiplying the executive’s average compensation over the highest three consecutive years times a service factor, which is the sum of years of service up to 20 years times 2%, plus years of service in excess of 20 times 1%, to a maximum of 35 years total. The 2005 SERP provides a reduced early retirement benefit for participants calculated in the same manner as the 1989 SERP. The participant may elect to receive his or her benefit in the form of a joint and survivor benefit on an actuarial equivalent basis. All other terms of the 2005 SERP are substantially the same as the 1989 SERP.

The Company announced a cessation of accruals and freeze of participation in the US Supplemental Executive Retirement Plan, effective June 30, 2013.

The John Wiley & Sons Limited Retirement Benefits Scheme (UK Qualified Plan)	The Company sponsors an approved defined benefit scheme to provide benefits to UK based employees of the Company. The Scheme provides benefits at retirement to participants who terminate or retire from the Company after meeting certain eligibility requirements. Members have a right to take benefits at Normal Retirement Date (age 65), or earlier subject to conditions as have been notified to them.

The basic rate of accrual under the Scheme is 1/60th of Final Pensionable Salary for each year and complete month of Pensionable Service. Different rates of accrual are provided for certain members as advised separately to them.

Early retirement is possible, subject to Company/Scheme Trustees consent, from age 55. A reduction factor, unless otherwise agreed with the Scheme member concerned under separate notification, is applied for each year (and complete month) benefits are taken prior to Normal Retirement Date. Reduction factors are determined by the Scheme Trustees in conjunction with advice from the Scheme Actuary, and are subject to regular review.

In Fiscal 2015, the Company announced its desire to cease accruals based on service under the UK Qualified Plan. Following a period of consultation with Plan participants, service-related accruals under the Plan were frozen, effective April 30, 2015.

Nonqualified Deferred Compensation (NQDC) Table:	Name (a)	Executive Contributions in Last FY ($) (b)	Registrant Contributions in Last FY ($) (c)	Aggregate Earnings in Last FY ($) (d)	Aggregate Withdrawals/ Distributions ($) (e)	Aggregate Balance at Last FYE ($) (f)
	Mark J. Allin	0	61,880	1,067	0	84,421
	John A. Kritzmacher	0	49,222	7,498	0	151,169
	Gary Rinck	248,307	32,041	351,602	0	3,239,450
	John W. Semel	0	26,265	221	0	71,496
	Jeffrey L. Sugerman	0	18,064	129	0	43,846

Participants in the company’s Nonqualified Deferred Compensation Plan (the “NQDC Plan”) may elect to defer up to 25% of their base salary and up to 100% of their annual cash incentive compensation. If the participant’s Company matching contributions under the Employees’ Savings Plan are restricted due to code contribution or compensation limitations, he/she is eligible to receive a Company matching contribution of up to 1.5% of pay in excess of qualified plan limits under the NQDC Plan. Mirroring Company contributions under the Savings Plan, the Company also makes Basic Retirement Contributions, and may make Discretionary Contributions, recognizing pay in excess of qualified plan limits, under the NQDC Plan.

Participants designate one or more investment funds which are used to measure the income credited to their account. Although not required to do so, the Company has elected to invest the funds deferred under the plan substantially as directed by the participants. The funds currently available under the NQDC Plan and their returns for the last fiscal year are shown below:

Deferred Compensation Funds	Rate of Return for 1 year ending 04/30/2017
Goldman Sachs VIT Government Money Market	0.37%
Fidelity VIP Investment Grade Bond Svc	2.59%
MFS VIT Value	14.23%
Fidelity VIP Index 500	17.81%
American Funds IS Growth 2	23.22%
Nationwide VIT Mid Cap Index I	19.96%
DFA VA US Targeted Value	21.58%
Vanguard VIF Small Company Growth	26.39%
MFS VIT II International Value	11.83%
MFS VIT II International Growth	12.79%
Northwestern Mutual Life Insurance	5.26%

Account balances under the NQDC Plan are distributed to participants in accordance with their individual elections made at the time of the deferral election. Participants may elect to receive their contributions on a designated date or upon separation of service, subject to the restrictions of Section 409A of the Code. Distributions on account of termination or retirement are available in a lump sum or annual installments over up to 15 years.

Amounts in column (b) are included in columns (c) and (g) on the Summary Compensation Table.

Payments Upon	Mark J. Allin
Termination and Change of Control Tables:	Executive Benefits and Payments Upon Termination	Retirement	Resignation without Good Reason	Dismissal without Cause or Resignation for Good Reason (absent CoC)	Dismissal without Cause or Resignation for Good Reason (following CoC)
	Compensation:
	Severance – Base Salary	$0	$0	$1,560,000	$1,560,000
	Severance – Annual Incentive	$0	$0	$0	$1,872,000
	Prorated Annual Incentive	$0	$0	$0	$936,000
	ELTIP – Restricted Performance Share Units	$0	$0	$0	$2,498,771
	Restricted Stock (Performance Shares Earned but Not Vested) (1)	$163,370	$163,370	$163,370	$163,370
	Restricted Stock (Time based)	$0	$0	$0	$1,159,519
	Stock Options(2)	$0	$0	$0	$100,066
	Benefits(3)	$0	$0	$59,057	$59,057
	SERP(4)	$989,791	$989,791	$989,791	$2,015,436
	Excess Plan(4)	N/A	N/A	N/A	N/A
	Qualified Plan(4)	$1,234,817	$1,234,817	$1,234,817	$1,234,817
	NQDC(5)	$84,421	$84,421	$84,421	$84,421
	Total:	$2,472,399	$2,472,399	$4,091,456	$11,683,456

(1)	Vesting accelerates in all 4 termination scenarios since the executive has achieved age 55 and 10 years of service criteria.

(2)	Reflects the intrinsic value of those stock options that become vested because of the change of control based on the April 28, 2017 closing stock price ($52.70).

(3)	Presumes benefits are similar to those available to salaried employees and therefore only need to be disclosed in the dismissal columns.

(4)	Amounts shown are lump sum values (based on the PPA mortality table and the Section 417(e)(3) segment rates in effect for April 2017), even though plan documents only permit annuity payments, except on termination following a change of control. Annual benefits are:

UK Qualified:	$70,346 / year as a life annuity
Excess:	N/A / year as a life annuity
SERP:	$60,494 / year as a life annuity

(5)	Balance is paid as a lump sum on termination following a change of control; otherwise distribution is available in a lump sum or annual installments over up to 15 years.

John A. Kritzmacher

Executive Benefits and Payments Upon Termination	Retirement	Resignation without Good Reason	Dismissal without Cause or Resignation for Good Reason (absent CoC)	Dismissal without Cause or Resignation for Good Reason (following CoC)
Compensation:
Severance – Base Salary	$0	$0	$665,000	$1,330,000
Severance – Annual Incentive	$0	$0	$0	$1,263,500
Prorated Annual Incentive	$0	$0	$0	$631,750
ELTIP – Restricted Performance Share Units	$0	$0	$0	$1,228,964
Restricted Stock (Performance Shares Earned but Not Vested)	$0	$0	$0	$281,682
Restricted Stock (Time based)	$0	$0	$0	$1,025,478
Stock Options(1)	$0	$0	$0	$395,100
Benefits(2)	$0	$0	$30,124	$60,248
SERP(3)	N/A	N/A	N/A	N/A
Excess Plan(3)	N/A	N/A	N/A	N/A
Qualified Plan(3)	N/A	N/A	N/A	N/A
NQDC(4)	$151,169	$151,169	$151,169	$151,169
Total:	$151,169	$151,169	$846,293	$6,367,890

(1)	Reflects the intrinsic value of those stock options that become vested because of the change of control based on the April 28, 2017 closing stock price ($52.70).

(2)	Presumes benefits are similar to those available to salaried employees and therefore only need to be disclosed in the dismissal columns.

(3)	Mr. Kritzmacher is not eligible for any DB benefits (Qualified, Excess and SERP) because he was hired in June 2013 and had not completed one year of service as of the plans’ June 30, 2013 freeze date.

(4)	Balance is paid as a lump sum on termination following a change of control; otherwise distribution is available in a lump sum or annual installments over up to 15 years.

Gary Rinck

Executive Benefits and Payments Upon Termination	Retirement	Resignation without Good Reason	Dismissal without Cause or Resignation for Good Reason (absent CoC)	Dismissal without Cause or Resignation for Good Reason (following CoC)
Compensation:
Severance – Base Salary	$0	$0	$825,000	$1,100,000
Severance – Annual Incentive	$0	$0	$0	$825,000
Prorated Annual Incentive	$0	$0	$0	$412,500
ELTIP – Restricted Performance Share Units	$0	$0	$0	$571,268
Restricted Stock (Performance Shares Earned but Not Vested)(1)	$177,494	$177,494	$177,494	$177,494
Restricted Stock (Time based)	$0	$0	$0	$370,086
Stock Options(2)	$0	$0	$0	$94,166
Benefits(3)	$0	$0	$25,457	$33,943
SERP(4)	$3,174,638	$3,174,638	$3,174,638	$3,201,489
Excess Plan(4)	$950,145	$950,145	$950,145	$950,145
Qualified Plan(4)	$355,387	$355,387	$355,387	$355,387
NQDC(5)	$3,239,450	$3,239,450	$3,239,450	$3,239,450
Total:	$7,897,114	$7,897,114	$8,747,571	$11,330,927

(1)	Vesting accelerates in all 4 termination scenarios since the executive has achieved age 55 and 10 years of service criteria.

(2)	Reflects the intrinsic value of those stock options that become vested because of the change of control based on the April 28, 2017 closing stock price ($52.70).

(3)	Presumes benefits are similar to those available to salaried employees and therefore only need to be disclosed in the dismissal columns.

(4)	Amounts shown are lump sum values (based on the PPA mortality table and the Section 417(e)(3) segment rates in effect for April 2017), even though plan documents only permit annuity payments, except on termination following a change of control. Annual benefits are:

Qualified:	$26,396 / year as a life annuity
Excess:	$70,571 / year as a life annuity
SERP:	$365,586 / year as a 10 year certain

(5)	Balance is paid as a lump sum on termination following a change of control; otherwise distribution is available in a lump sum or annual installments over up to 15 years.

John W. Semel

Executive Benefits and Payments Upon Termination	Retirement	Resignation without Good Reason	Dismissal without Cause or Resignation for Good Reason (absent CoC)	Dismissal without Cause or Resignation for Good Reason (following CoC)
Compensation:
Severance – Base Salary	$0	$0	$455,000	$682,500
Severance – Annual Incentive	$0	$0	$0	0.
Prorated Annual Incentive	$0	$0	$0	$0
ELTIP – Restricted Performance Share Units	$0	$0	$0	$504,339
Restricted Stock (Performance Shares Earned but Not Vested)	$0	$0	$0	$70,460
Restricted Stock (Time based)	$0	$0	$0	$284,844
Stock Options(1)	$0	$0	$0	$37,535
Benefits(2)	$0	$0	$24,385	$36,578
SERP(3)	N/A	N/A	N/A	N/A
Excess Plan(3)	$79,427	$79,427	$79,427	$79,427
Qualified Plan(3)	$67,201	$67,201	$67,201	$67,201
NQDC(4)	$71,496	$71,496	$71,496	$71,496
Total:	$218,124	$218,124	$697,509	$1,834,379

(1)	Reflects the intrinsic value of those stock options that become vested because of the change of control based on the April 28, 2017 closing stock price ($52.70).

(2)	Presumes benefits are similar to those available to salaried employees and therefore only need to be disclosed in the dismissal columns.

(3)	Amounts shown are lump sum values (based on the PPA mortality table and the Section 417(e)(3) segment rates in effect for April 2017), even though plan documents only permit annuity payments, except on termination following a change of control. Annual benefits are:

	Qualified:	$13,156 / year as a life annuity
	Excess:	$15,550 / year as a life annuity
	SERP:	N/A / year as a life annuity

(4)	Balance is paid as a lump sum on termination following a change of control; otherwise distribution is available in a lump sum or annual installments over up to 15 years.

Jeffrey L. Sugerman

Executive Benefits and Payments Upon Termination	Retirement	Resignation without Good Reason	Dismissal without Cause or Resignation for Good Reason (absent CoC)	Dismissal without Cause or Resignation for Good Reason (following CoC)
Compensation:
Severance – Base Salary	$0	$0	$475,000	$570,000
Severance – Annual Incentive	$0	$0	$0	$0
Prorated Annual Incentive	$0	$0	$0	$0
ELTIP – Restricted Performance Share Units	$0	$0	$0	$285,634
Restricted Stock (Performance Shares Earned but Not Vested) (1)	$53,543	$53,543	$53,543	$53,543
Restricted Stock (Time based)	$0	$0	$0	$174,964
Stock Options(2)	$0	$0	$0	$28,974
Benefits(3)	$0	$0	$22,819	$27,383
SERP(4)	N/A	N/A	N/A	N/A
Excess Plan(4)	$31,729	$31,729	$31,729	$31,729
Qualified Plan(4)	$17,267	$17,267	$17,267	$17,267
NQDC(5)	$43,846	$43,846	$43,846	$43,846
Total:	$146,385	$146,385	$644,204	$1,233,340

(1)	Vesting accelerates in all 4 termination scenarios since the executive has achieved age 55 and 10 years of service criteria.

(2)	Reflects the intrinsic value of those stock options that become vested because of the change of control based on the April 28, 2017 closing stock price ($52.70).

(3)	Presumes benefits are similar to those available to salaried employees and therefore only need to be disclosed in the dismissal columns.

49

(4)	Amounts shown are lump sum values (based on the PPA mortality table and the Section 417(e)(3) segment rates in effect for April 2017), even though plan documents only permit annuity payments, except on termination following a change of control. Annual benefits are:

	Qualified:	$1,163 / year as a life annuity
	Excess:	$2,137 / year as a life annuity
	SERP:	N/A / year as a life annuity

(5)	Balance is paid as a lump sum on termination following a change of control; otherwise distribution is available in a lump sum or annual installments over up to 15 years.

The preceding tables—Potential Payments upon Termination or Change of Control—show the payments and benefits our named executives would receive in connection with a variety of employment termination scenarios and upon a change of control. For the named executive officers, the information assumes the terminations and change of control occurred on April 30, 2017. All of the payments and benefits described below would be provided by the Company or its affiliates.

The tables do not include amounts such as base salary, annual incentives and stock awards the named executive officers earned due to employment through April 30, 2017.

Under the 2009 and 2014 Key Employee Stock Plans, the Compensation Committee may elect to accelerate the vesting of performance stock which has been earned, but not vested, for a retiring executive. Payout for current cycles will be made in shares following the end of the performance cycle.

The named officers and certain other executives are covered by employment agreements or the Executive Severance Policy which provide for the following in the event of a “without cause termination” or “constructive discharge” without a change in control:

● Severance—base salary: Mr. Allin—24 months; Mr. Rinck—18 months; Mr. Sugerman—15 months; Messrs. Kritzmacher and Semel—12 months.

● Performance Share Units—accelerated vesting of all earned Performance Share Units for completed cycles.

● Company-paid health and welfare benefits, for their respective severance periods:

● Relocation of household goods back to UK for Mr. Allin.

The named officers and certain other executives are covered by employment agreements which provide for the following, in the event of a “without cause termination” or “constructive discharge” following a change in control, as defined:

●     Severance—base salary: Messrs. Allin, Kritzmacher and Rinck— 24 months, Messrs. Semel and Sugerman— 18 months.

●     Severance—annual target incentive—Messrs. Allin, Kritzmacher and Rinck— 2 years, Messrs. Semel and Sugerman— 1½ years.

●     Company-paid health and welfare benefits--Messrs. Allin, Kritzmacher and Rinck — 24 months, Messrs. Semel and Sugerman— 18 months.

●     Messrs. Allin and Rinck – a lump-sum payment under the 1989 or 2005 SERP, equal to the present value of the benefit to which the participant would have been entitled if he/she had attained age 65 and retired on the date of such termination of employment.

●     Mr. Rinck — a lump-sum payment of the accrued benefit under the Excess Plan.

●     Messrs. Allin, Kritzmacher, Rinck, Semel and Sugerman — immediate payment of the current balance of the NQDC Plan.

Upon a “change in control,” as defined, under the 2009 and 2014 Key Employee Stock Plans:

● Double-trigger vesting of equity will apply in cases where the acquiring company is a publicly traded company, and that company assumes or replaces the outstanding equity.

● There are no excise tax “gross-ups”.

50

“Change of Control” shall mean an event which shall occur if there is:

(i)	a change in the ownership of the Company;

(ii)	a change in the effective control of the Company; or

(iii)	a change in the ownership of a substantial portion of the assets of the Company.

For purposes of this definition, a change in the ownership occurs on the date on which any one person, or more than one person acting as a group (as defined in Treasury regulations 1.409A-2(i)(5)(v)(B)), acquires ownership of stock that, together with stock held by such person or group constitutes more than 50% of the total fair market value or total voting power of the stock of the Company.

A change in the effective control occurs on the date on which either:

(i)	a person, or more than one person acting as a group (as defined in Treasury regulations 1.409A-2(i)(5)(v)(B)), acquires ownership of stock possessing 30% or more of the total voting power of the stock of the Company, taking into account all such stock acquired during the 12-month period ending on the date of the most recent acquisition, or

(ii)	a majority of the members of the Board of Directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of such Board of Directors prior to the date of the appointment or election, but only if no other corporation is a majority shareholder.

A change in the ownership of a substantial portion of assets occurs on the date on which any one person, or more than one person acting as a group (as defined in Treasury regulations 1.409A-2(i)(5)(v)(B)), other than a person or group of persons that is related to the Company, acquires assets that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions, taking into account all such assets acquired during the 12-month period ending on the date of the most recent acquisition. The determination as to the occurrence of a Change of Control shall be based on objective facts and in accordance with the requirements of Code Section 409A and the regulations promulgated thereunder.

DIRECTOR COMPENSATION

Directors’ Compensation Fiscal 2017

Our non-employee directors received an annual cash retainer of $100,000 and committee chairs of the Audit, Governance, and Compensation Committees received an additional annual retainer of $15,000. No fees are paid for attendance at meetings. No non-employee director receives any other compensation from the Company, except for reimbursement of expenses incurred in relation to service on the Board. In Fiscal 2017, directors who are employees did not receive an annual retainer for Board service.

In Fiscal 2017, Mr. Kissner received a Chairman Fee of $185,000, split 65% in cash and 35% in stock, in addition to an annual Director Fee of $100,000 and Director Grant equal to a value of $100,000. Pursuant to the 2014 Director Stock Plan, each of our non-employee directors received an annual award of Class A Common Stock equal to $100,000, with the amount of shares granted based on the stock price of John Wiley & Sons, Inc. Class A Common Stock at the close of the New York Stock Exchange on September 22, 2016. During Fiscal 2017 the Company awarded a total of 22,855 Class A Common Shares to the non-employee directors, including which includes 1,937 shares issued to Mr. Plummer in lieu of his cash Director’s fees under the Directors’ Deferred Stock Plan. All of our Directors, except Messrs. Pesce, Pence, and Dobson, defer their receipt of the shares and receive them as share equivalents under the Deferred Compensation Plan for Director as described in the following paragraph.

The Company established a Deferred Compensation Plan for Directors (the “Deferred Plan”), Amended and Restated as of January 1, 2009. Non-employee directors are eligible to participate, and may defer all or a portion of their annual cash retainer fees in the form of cash and/or Class A Common Stock. They may also defer their annual stock award.

In Fiscal 2017, seven of our ten non-employee directors participated in the Deferred Plan. Retainers deferred in cash accrue interest annually based on the prime rate. One of our current Directors defers receipt of his cash retainer in an interest bearing account. Retainers deferred in the form of Class A Common Stock receive dividend equivalent units based on the closing price of the Class A Common Stock on the distribution date of the dividend. Deferred cash and/or stock is payable to the directors upon their retirement from the Board, either in a lump sum or in the form of annual installments disbursed on January 15th of each year following the retirement.

Our active directors and their spouses are eligible to participate in the Company’s Matching Gift Program. The Company will match on a one-to-one basis up to a maximum contribution of $15,000 per calendar year, with no organization limit.

Share ownership by each Director is encouraged. To this end, each Director is expected to own shares of common stock valued at not less than five times that Director’s annual cash compensation to which the Director is entitled for Board service.

The table below indicates the total cash compensation received by each non-employee director and Mr. Jesse C. Wiley during Fiscal 2017.

	FY 2017 Director Compensation
Name	Cash Fee	Chair Fee	Stock Awards(2)	All Other Compensation	Total
Mari Jean Baker(3)(5)	$100,000	$15,000	$100,000	$27,271.60	$242,272
George Bell(3)(5)	$100,000	$15,000	$100,000	$8,620.38	$223,620
David Dobson (6)	$50,000		$50,000		$100,000
Laurie A. Leshin(3)	$100,000		$100,000	$3,945.90	$203,946
Matthew S. Kissner(1)(3)(5)	$220,250		$164,750	$41,349.83	$426,350
Eduardo Menascé(8)				$12,917.92	$12,918
Raymond W. McDaniel, Jr.(3)	$100,000	$15,000	$100,000	$48,986.41	$263,722
William J. Pesce	$100,000		$100,000		$200,000
William Pence	$100,000		$100,000		$200,000
William B. Plummer(3)(7)	$100,000		$100,000	$51,952.48	$251,952
Kalpana Raina(3)	$100,000		$100,000	$16,460.56	$216,461
Jesse C. Wiley(4)				$192,366	$192,366

(1)	Mr. Kissner received additional cash compensation of $120,250 for his services as Chairman of the Board.

(2)	On September 22, 2016, each of our then sitting non-employee Directors received an annual stock award of 1,995 shares of Class A Common Stock based on the closing price of $50.13. In addition to the Non-employee Director grant, Mr. Kissner received an additional 1,291.5 Class A Common Stock at $50.13 for his service as Chairman of the Board.

(3)	The amounts in All Other Compensation include the cash value of dividends accrued under the Deferred Compensation Plan and, in the case of Mr. McDaniel, $17,722 in interest credited to his Deferred Cash Compensation Plan in Fiscal 2017 of which, $5,403 is forfeitable if Mr. McDaniel resigns his position as a Director before December 31, 2017.

(4)	Mr. Jesse Wiley does not receive a retainer for his service on the Board, but in Fiscal 2017 received, as an employee of the Company, an annual base salary of $179,000 and a target annual incentive of $13,366, with payout on the incentive based solely on his role as Manager, Business Development, Client Solutions.

(5)	The following Directors requested and received a cash donation from the Company to organizations pursuant the Company’s Matching Gift Program, as described above: Ms. Baker - $15,000, Mr. Bell - $2,000, and Mr. Kissner - $5,000. These amounts are included under “All Other Compensation.”

(6)	Mr. Dobson joined the Board in March 2017 and received a prorated cash retainer in the amount of $50,000. Mr. Dobson also received a prorated annual Directors Stock Award of 940Class A Common Stock at $53.20.

(7)	Mr. Plummer has elected to defer his cash retainer and receives it in share equivalents under the Deferred Compensation Plan for Directors.

(8)	Mr. Menascé resigned from the Board effective September 21, 2016.

Name	Number of Shares Underlying Outstanding Deferred Stock Equivalents	Number of Shares Underlying Outstanding Stock Options
Mari J. Baker	10,603	—
George Bell	5,954	—
David C. Dobson(1)	—	—
Matthew S. Kissner	30,743	—
Laurie Leshin	3,753	—
Raymond W. McDaniel, Jr.	26,231	—
William Pence(1)	—	—
William J. Pesce(1)	—	—
William B. Plummer	44,218	—
Kalpana Raina	14,050	—

(1) Messrs. Dobson, Pence, and Pesce do not defer receipt of their annual stock award.

Insurance with Respect to Indemnification of Directors and Officers

The By-Laws of the Company provide for indemnification of directors and officers in connection with claims arising from service to the Company to the extent permitted under the New York State Business Corporation Law. The Company carries insurance in the amount of $50,000,000 with Chubb Insurance Company of New Jersey, National Union Fire Insurance Company of Pittsburgh, PA, Allied World National Assurance Company and Federal Insurance Company at a premium of $453,500. The current policy expires on November 14, 2017.

OTHER MATTERS

Manner and Expenses of Solicitation

Since many of our shareholders are unable to attend the Annual Meeting, the Board solicits proxies so that each shareholder has the opportunity to vote on the proposals to be considered at the Annual Meeting.

Shareholders of record can vote, and save the Company expense, by using the Internet or by calling the toll-free telephone number printed on the proxy card. Voting instructions (including instructions for both telephonic and Internet voting) are provided on the proxy card. The Internet and telephone voting procedures are designed to authenticate shareholder identities, to allow shareholders to give voting instructions and to confirm that shareholders’ instructions have been recorded properly. Shareholders participating or voting via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that must be borne by the shareholder.

If your shares are held in the name of a bank or broker, follow the voting instructions on the form you receive from such record holder. The availability of Internet and telephone voting will depend on their voting procedures.

If you do vote by Internet or telephone, it will not be necessary to return your proxy card. If you do not choose to vote using these two options, you may return your proxy card, properly signed, and the shares will be voted in accordance with your directions. Shareholders are urged to mark the boxes on the proxy card to indicate how their shares are to be voted. If no choices are specified, the shares represented by that proxy card will be voted as recommended by the Board.

If a shareholder does not return a signed proxy card, vote by the Internet, by telephone or attend the Annual Meeting and vote in person or via the Internet, his or her shares will not be voted. Any shareholder giving a proxy (including one given by the Internet or telephone) has the right to revoke it at any time before it is exercised by giving notice in writing to the Corporate Secretary, by delivering a duly executed proxy bearing a later date to the Secretary (or by subsequently completing a telephonic or Internet proxy) prior to the Annual Meeting of Shareholders, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy.

The Company will bear the costs of soliciting proxies. In addition to the solicitation of proxies by use of the mail, some of the officers, directors and other employees of the Company may also solicit proxies personally or by mail, telephone or facsimile, but they will not receive additional compensation for such services. Brokerage firms, custodians, banks, trustees, nominees or other fiduciaries holding shares of common stock in their names will be reimbursed for their reasonable out-of-pocket expenses in forwarding proxy material to their principals.

Electronic Delivery of Materials

The 2017 Notice of Annual Meeting, Proxy Statement and Annual Report on Form 10-K are available on the website at www.proxyvote.com. Instead of receiving future copies of our Proxy Statement and Annual Report materials by mail, shareholders can elect to receive an e-mail that will provide electronic links to them. Selecting this option will save us the cost of producing and mailing documents to your home or business and will also give you an electronic link to the proxy voting site. Shareholders of record and beneficial owners may enroll in the electronic proxy delivery service at any time in the future by going to our enrollment site at http://enroll.icsdelivery.com/jwa and following the enrollment instructions.

Deadline for Submission of Shareholder Proposals

If a shareholder intends to present a proposal for action at the 2018 Annual Meeting and wishes to have such proposal considered for inclusion in our proxy materials in reliance on Rule 14a-8 under the Securities Exchange Act of 1934, the proposal must be submitted in writing and received by the Secretary of the Company by April 20, 2018. Such proposal must also meet the other requirements of the rules of the Securities and Exchange Commission relating to shareholder proposals.

If a shareholder submits a proposal outside of Rule 14a-8 for the 2016 Annual Meeting and the proposal fails to comply with the advance notice procedure prescribed by our By-Laws, then the Company’s proxy may confer discretionary authority on the persons being appointed as proxies on behalf of the Company’s Board to vote on the proposal.

Our By-Laws establish an advance notice procedure with regard to certain matters, including shareholder proposals and nominations of individuals for election to the Board. In general, written notice of a shareholder proposal or a director nomination for an annual meeting must be received by the Secretary of the Company no later than May 31, 2018, and must contain specified information and conform to certain requirements, as set forth in greater detail in the By-Laws. If the Company’s presiding officer at any shareholders’ meeting determines that a shareholder proposal or director nomination was not made in accordance with the By-Laws, the Company may disregard such proposal or nomination.

Proposals and nominations should be addressed to Corporate Secretary, John Wiley & Sons, Inc., 111 River Street, Mail Stop 9-01, Hoboken, New Jersey 07030-5774.

The Company has not received notice from any shareholder of its intention to bring a matter before the 2017 Annual Meeting. At the date of this Proxy Statement, the Board of Directors does not know of any other matter to come before the meeting other than the matters set forth in the Notice of Meeting. However, if any other matter, not now known, properly comes before the meeting, the persons named on the enclosed proxy will vote said proxy in accordance with their best judgment on such matter. Shares represented by any proxy will be voted with respect to the proposals outlined above in accordance with the choices specified therein or in favor of any proposal as to which no choice is specified.

The Company will provide, without charge, a copy of its Annual Report on Form 10-K filed with the SEC for Fiscal 2017, including the financial statements and the schedules thereto. All such requests should be directed to Corporate Secretary, John Wiley & Sons, Inc., 111 River Street, Mail Stop 9-01, Hoboken, New Jersey 07030-5774.

It is important that your proxy be returned promptly, whether by mail, by the Internet or by telephone. You may revoke the proxy at any time before it is exercised. If you attend the meeting in person, you may withdraw any proxy (including an Internet or telephonic proxy) and vote your own shares.

BY ORDER OF THE BOARD OF DIRECTORS

JOANNA JIA
Corporate Secretary

Hoboken, New Jersey
August 18, 2017

JOHN WILEY & SONS, INC. 111 RIVER STREET HOBOKEN, NJ 07030

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on September 27, 2017 or the cut-off date for the 401K Plan participants noted below. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/JWA2017

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available on your proxy card and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on September 27, 2017 or the cut-off date for the 401K Plan participants noted below. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Admission Ticket - Not Transferable

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E32268-Z70866	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY/VOTING INSTRUCTION CARD IS VALID ONLY WHEN SIGNED AND DATED.

JOHN WILEY & SONS, INC.						For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends a vote “FOR” all nominees, “FOR” proposals 2 and 3, and “Every Year” for proposal 4.
Vote on Directors:						☐	☐	☐

1.	The election as directors of all nominees listed below, except as marked to the contrary.

Nominees:

	01)	George Bell	03)	William Pence
	02)	Laurie A. Leshin	04)	Kalpana Raina

Vote on Proposals:						For	Against	Abstain

2.	Ratification of the appointment of KPMG LLP as independent accountants for the fiscal year ending April 30, 2018.					☐	☐	☐

Notice to participants in the John Wiley & Sons, Inc. Employee Savings Plan (“401K”) and the Payroll Deduction Employee Stock Purchase Plan (“ESPP”):

If you participate in the 401K or the ESPP, this proxy card includes shares that the relevant plans have credited to this account.

To allow for sufficient time for the 401K Trustee to vote, the Trustee must receive your voting instructions by 11:59 p.m. Eastern Daylight Time on Monday, September 25th, 2017. If the 401K Trustee does not receive your instructions by that date, the Trustee will vote the shares held in the same proportion as votes from other participants in the 401K.

PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR(S) ON THIS CARD. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign. Please sign exactly as your name(s) appear(s) hereon.

3.	Approval, on an advisory basis, of the compensation of the named executive officers.					☐	☐	☐
					Every Year	Every Two Years	Every Three Years	Abstain

4.	Approval, on an advisory basis, of the frequency of the named executive officer compensation vote.				☐	☐	☐	☐

For address changes and/or comments, please check this box and write them on the back where indicated.								☐

Please indicate if you plan to attend this meeting.						☐	☐

						Yes	No

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS INSTRUCTION CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA THE INTERNET OR BY TELEPHONE.

Signature [PLEASE SIGN WITHIN BOX]					Date				Signature (Joint Owners)	Date

V.1.1

JOHN WILEY & SONS, INC. - ANNUAL MEETING, SEPTEMBER 28, 2017

ADMISSION TICKET

2017 Annual Meeting of Stockholders
September 28, 2017 at 8:00 A.M.

You should present this admission ticket in order to gain admittance to the meeting. This ticket admits only the stockholder(s) listed on the reverse side and is not transferable. Each stockholder may be asked to present valid picture identification, such as a driver’s license. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

YOUR VOTE IS IMPORTANT!

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

CLASS A

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice & Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

E32269-Z70866

PROXY/VOTING INSTRUCTION CARD

JOHN WILEY & SONS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

               The undersigned hereby appoints Matthew S. Kissner and Gary M. Rinck as the proxies of the undersigned, with full power of substitution to each of them, to vote the Class A Common Stock, which the signee is entitled to vote at the Annual Meeting of Shareholders of John Wiley & Sons, Inc. and any and all adjournments thereof, to be held online at www.virtualshareholdermeeting.com/JWA2017, and at the Company’s headquarters, 111 River Street, Hoboken, New Jersey 07030, on September 28, 2017, at 8:00 A.M., Eastern Daylight Saving Time.

      The proxies are directed to vote as specified, and in their discretion on all other matters which may come before the meeting or any adjournments thereof. If no direction is given, this proxy will be voted “FOR” the Election of Directors, “FOR” Proposals 2 and 3, and “Every Year” for Proposal 4.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)

(Continued, and to be marked, dated and signed, on the other side)

V.1.1

JOHN WILEY & SONS, INC. 111 RIVER STREET HOBOKEN, NJ 07030

VOTE BY INTERNET

Before The Meeting - Go to www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on September 27, 2017. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to www.virtualshareholdermeeting.com/JWA2017

You may attend the Meeting via the Internet and vote during the Meeting. Have the information that is printed in the box marked by the arrow available on your proxy card and follow the instructions.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on September 27, 2017. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

Admission Ticket - Not Transferable

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
E32270-Z70866	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY/VOTING INSTRUCTION CARD IS VALID ONLY WHEN SIGNED AND DATED.
JOHN WILEY & SONS, INC.					For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

The Board of Directors recommends a vote “FOR” all nominees, “FOR” proposals 2 and 3, and “Every Year” for proposal 4.

Vote on Directors:					☐	☐	☐

1.	The election as directors of all nominees listed below, except as marked to the contrary.

Nominees:

	01)	Matthew S. Kissner	05)	David C. Dobson
	02)	Mari J. Baker	06)	Jesse C. Wiley
	03)	William J. Pesce	07)	Raymond W. McDaniel, Jr.
	04)	William B. Plummer
										Every	Every
									Every	Two	Three
Vote on Proposals:					For	Against	Abstain		Year	Years	Years	Abstain

2.	Ratification of the appointment of KPMG LLP as independent accountants for the fiscal year ending April 30, 2018.				☐	☐	☐	4. Approval, on an advisory basis, of the frequency of the named executive officer compensation vote.	☐	☐	☐	☐

3.	Approval, on an advisory basis, of the compensation of the named executive officers.				☐	☐	☐

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS INSTRUCTION CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE OR PROVIDE YOUR INSTRUCTIONS TO VOTE VIA THE INTERNET OR BY TELEPHONE.

For address changes and/or comments, please check this box and write them on the back where indicated.							☐

Please indicate if you plan to attend this meeting.					☐	☐

					Yes	No

PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR(S) ON THIS CARD. When signing as an attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign. Please sign exactly as your name(s) appear(s) hereon.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

V.1.1

JOHN WILEY & SONS, INC. - ANNUAL MEETING, SEPTEMBER 28, 2017

ADMISSION TICKET

2017 Annual Meeting of Stockholders
September 28, 2017 at 8:00 A.M.

You should present this admission ticket in order to gain admittance to the meeting. This ticket admits only the stockholder(s) listed on the reverse side and is not transferable. Each stockholder may be asked to present valid picture identification, such as a driver’s license. Cameras, recording devices and other electronic devices will not be permitted at the meeting.

YOUR VOTE IS IMPORTANT!

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

CLASS B

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice & Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

E32271-Z70866

PROXY/VOTING INSTRUCTION CARD

JOHN WILEY & SONS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

               The undersigned hereby appoints Matthew S. Kissner and Gary M. Rinck as the proxies of the undersigned, with full power of substitution to each of them, to vote the Class B Common Stock, which the signee is entitled to vote at the Annual Meeting of Shareholders of John Wiley & Sons, Inc. and any and all adjournments thereof, to be held online at www.virtualshareholdermeeting.com/JWA2017, and at the Company’s headquarters, 111 River Street, Hoboken, New Jersey 07030, on September 28, 2017, at 8:00 A.M., Eastern Daylight Saving Time.

      The proxies are directed to vote as specified, and in their discretion on all other matters which may come before the meeting or any adjournments thereof. If no direction is given, this proxy will be voted “FOR” the Election of Directors, “FOR” Proposals 2 and 3, and “Every Year” for Proposal 4.

Address Changes/Comments:

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(Continued, and to be marked, dated and signed, on the other side)

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